CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $.10 par value, of Unum Group	722,421 shares	(1)	$24,253,333	$2,819

(1)	Highest price, excluding interest, to be payable per share in connection with the rescission offer covered by this registration statement. The price per share will range from $30.72 to $37.15, depending on the price originally paid by the offeree.
(2)	Aggregate purchase price, excluding interest, estimated to be payable if the rescission offer covered by this registration statement is accepted in full.
(3)	Calculated pursuant to Rule 457(j) on the basis of the amount at which such securities were sold.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-199999

Prospectus Supplement

(to Prospectus dated June 24, 2015)

Unum Group

722,421 Shares of Common Stock

Rescission Offer

We are offering, under the terms and conditions described in this prospectus supplement, to rescind (the “Rescission Offer”) the previous purchase of up to 722,421 shares of our common stock, par value $0.10 per share, by persons who acquired an interest in such shares as part of units (the “Units”) issued pursuant to the Unum Group 401(k) Retirement Plan (the “Plan”) between April 29, 2014 and April 28, 2015 (the “Purchase Period”). A Plan participant’s investment in our common stock is made through the purchase of Units in the Unum Group Unitized Stock Fund (the “Unum Stock Fund”). Each Unit represents an interest in shares of our common stock plus a varying amount of short-term liquid investments.

The Rescission Offer applies to shares of our common stock included in Units purchased during the Purchase Period at prices ranging from $25.40 per Unit to $29.69 per Unit.

If you purchased Units pursuant to the Plan during the Purchase Period and accept the Rescission Offer, you will receive:

•	If you sold such Units at a loss, an amount equal to the excess, if any, of the amount you paid for such Units over the proceeds from the sale of the Units, plus interest on the amount you paid for the Units from the date of purchase until the date of sale and on the loss realized from the sale of the Units from the date of sale through the date that payment is made by us.

•	If you currently hold such Units, upon your tender of such Units to us by accepting the Rescission Offer, the aggregate amount you paid for such Units, plus interest from the date of the purchase. However, we will not repurchase the Units if the aggregate amount you paid for the Units, plus interest, is less than the value of the Units on the Expiration Date (as defined below).

The Rescission Offer will expire at 5:00 p.m., Eastern Time, on August 5, 2015 (the “Expiration Date”), which is 41 days from the date of this prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the trading symbol “UNM.” The closing sale price of our common stock (as reported on the New York Stock Exchange) on June 17, 2015 was $36.57 per share. The value of a Unit on such date was $29.92. Our principal executive offices are located at 1 Fountain Square, Chattanooga, Tennessee 37402, and our telephone number is (423) 294-1011.

You may elect to accept the Rescission Offer by submitting a Rescission Offer Acceptance Form to us on or before the Expiration Date as set forth in this prospectus supplement. You do not need to take any action to reject the Rescission Offer. If you fail to return the Rescission Offer Acceptance Form, included as Appendix A to this document, by the deadline on the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to register shares of our common stock included in the Units purchased pursuant to the Plan during the Purchase Period. In any event, any such claim may be barred by applicable statutes of limitations. See “Risk Factors — Your right of rescission, if any, under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

Investing in Units, and in the shares of our common stock included therein, involves risks. See the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement.

The shares of our common stock included in the Units and subject to the Rescission Offer may not have been properly registered under the Securities Act of 1933, as amended (the “Securities Act”), because we inadvertently exceeded the number of shares of our common stock registered with the Securities and Exchange Commission (the “SEC”) for offer and sale to participants under the Plan. These shares have now been registered by means of the Registration Statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part. Accordingly, whether or not you accept this Rescission Offer, shares of our common stock subject to the Rescission Offer are now properly registered under the Securities Act effective as of the date of this prospectus supplement. We have not retained an underwriter in connection with the Rescission Offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 25, 2015

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The information contained in this prospectus supplement supersedes any inconsistent information contained in the accompanying prospectus. We are responsible for the information contained in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus. We have not authorized anyone to provide you with any other information, and we take no responsibility for other information others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, or contained or incorporated by reference in the accompanying prospectus, is accurate as of any date other than their respective dates.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Unum,” “we,” “us,” and “our” or similar terms are to Unum Group and its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” to encourage companies to provide prospective information, as long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. Certain information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in the accompanying prospectus, or in any other written or oral statements made by us in communications with the financial community or contained in documents filed with the SEC, may be considered forward-looking statements within the meaning of the Act. Forward-looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments. Forward-looking statements speak only as of the date made. We undertake no obligation to update these statements, even if made available on our website or otherwise. These statements may be made directly in this prospectus supplement or the accompanying prospectus or may be made part of the accompanying prospectus by reference to other documents filed by us with the SEC, a practice which is known as “incorporation by reference.” You can find many of these statements by looking for words such as “will,” “may,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “assumes,” “intends,” “projects,” “goals,” “objectives,” or similar expressions in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference in the accompanying prospectus.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. We caution investors that the following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements:

•	Sustained periods of low interest rates.

•	Fluctuation in insurance reserve liabilities and claim payments due to changes in claim incidence, recovery rates, mortality and morbidity rates, and policy benefit offsets due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, the effectiveness of our claims operational processes, and changes in government programs.

•	Unfavorable economic or business conditions, both domestic and foreign.

•	Legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment.

•	Investment results, including, but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments, and the lack of appropriate investments in the market which can be acquired to match our liabilities.

•	The failure of cyber or other information security systems, as well as the occurrence of events unanticipated in our disaster recovery systems.

•	Increased competition from other insurers and financial services companies due to industry consolidation, new entrants to our markets, or other factors.

•	Changes in our financial strength and credit ratings.

•	Damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, external events, and/or inadequate or failed internal controls and procedures.

•	Actual experience that deviates from our assumptions used in pricing, underwriting, and reserving.

•	Actual persistency and/or sales growth that is higher or lower than projected.

•	Changes in demand for our products due to, among other factors, changes in societal attitudes, the rate of unemployment, consumer confidence, and/or legislative and regulatory changes, including healthcare reform.

•	Effectiveness of our risk management program.

•	Contingencies and the level and results of litigation.

•	Availability of reinsurance in the market and the ability of our reinsurers to meet their obligations to us.

•	Ineffectiveness of our derivatives hedging programs due to changes in the economic environment, counterparty risk, ratings downgrades, capital market volatility, changes in interest rates, and/or regulation.

•	Changes in accounting standards, practices, or policies.

•	Fluctuation in foreign currency exchange rates.

•	Ability to generate sufficient internal liquidity and/or obtain external financing.

•	Recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets.

•	Terrorism, both within the U.S. and abroad, ongoing military actions, and heightened security measures in response to these types of threats.

For further discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” contained in Part 1, Item 1A of our annual report on Form 10-K for the year ended December 31, 2014 and, to the extent applicable, our subsequent quarterly reports on Form 10-Q.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Rescission Offer. These questions and answers do not address all questions that may be important to you as a participant in the Plan who acquired Units between April 29, 2014 and April 28, 2015. Please refer to “The Rescission Offer” below and the more detailed information contained elsewhere in this prospectus supplement and the accompanying prospectus, which you should read carefully, and the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Why are you making the Rescission Offer?

Plan participants can purchase Units, which include indirect interests in Unum common stock, through the Plan. The Trustee of the Plan, Fidelity Management Trust Company (the “Trustee”), holds the Plan’s shares of Unum common stock in the Unum Stock Fund, and Plan participants who invest in Units have an indirect interest in those shares through their Unit investment. Although the shares of Unum common stock included in the Units sold to Plan participants are purchased in the open market by the Trustee, the Securities and Exchange Commission (“SEC”) takes the position that the participants’ investments in Units are investments in the shares of Unum common stock and that we are required to register the deemed sale of these shares to Plan participants with the SEC. We have discovered that we inadvertently exceeded the number of shares of our common stock registered with the SEC for sale to participants in the Plan.

On April 28, 2015, we filed a registration statement on Form S-8 covering the sale and issuance of an additional 3,000,000 shares of our common stock included in Units sold through the Plan. In addition, we are making the Rescission Offer with respect to 722,421 unregistered shares of our common stock included in Units sold pursuant to the Plan from April 29, 2014 to April 28, 2015. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of noncompliance with applicable federal registration requirements in connection with the purchase of Units by Plan participants. We believe that the statute of limitations period applicable to potential claims for rescission under the Securities Act is one year, but in no event later than three years after the security was bona fide offered to the public. Accordingly, in determining the Purchase Period, we selected a date after which no unregistered sales of Units were made under the Plan as the ending date of the Purchase Period, and a date that is twelve months earlier as the beginning date of the Purchase Period.

Non-employee members of our Board of Directors are not eligible to participate in the Plan and therefore are not eligible to participate in the Rescission Offer, except for one such director who participated in the Plan while an employee and executive officer of our company. This director and our current executive officers who purchased Units pursuant to the Plan during the Purchase Period have informed us that they do not intend to accept the Rescission Offer.

When does the Rescission Offer expire?

The Rescission Offer expires at 5:00 p.m., Eastern Time, on August 5, 2015.

What will I receive if I accept the Rescission Offer?

The answer to this question depends on whether you still hold the Units purchased pursuant to the Plan during the Purchase Period:

•	If you have sold such Units at a loss, we will pay you an amount equal to the excess of the amount you paid for such Units over the proceeds from the sale of the Units, plus interest at a rate of 0.27% per year. Interest will be paid on the amount originally paid for the Units during the period from the date of purchase of the Units until the date of the sale of the Units and on the loss realized on the sale of the Units from the date of sale through the date that payment is made by us.

•	If you currently hold such Units, we will repurchase such Units for the aggregate amount you paid for such Units, plus interest at a rate of 0.27% per year, from the date you purchased the Units through the date that payment is made by us. However, we will not repurchase the Units if the aggregate amount you paid for the Units, plus interest, is less than the value of the Units as of the Expiration Date, as it is not economically beneficial to you.

When and how will I receive payment for my Units if I properly accept the Rescission Offer?

If we receive a legible, properly completed Rescission Offer Acceptance Form from you on or before 5:00 p.m., Eastern Time, on the Expiration Date and we determine that you are eligible to accept the Rescission Offer, we expect that you will receive payment for your Units on or before August 31, 2015.

•	If you still have a Plan account, whether or not you are an active employee of Unum, all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account and invested in the age-appropriate Vanguard Retirement Fund. You may exchange the amount invested in such Vanguard Retirement Fund into other investment funds available under the Plan in accordance with the Plan’s normal procedures.

•	If you no longer have a Plan account, a Plan account will be established for you and all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account and invested in the age-appropriate Vanguard Retirement Fund. You may exchange the amount invested in such Vanguard Retirement Fund into other investment funds available under the Plan in accordance with the Plan’s normal procedures. Distribution from your Plan account will be managed in accordance with the terms of the Plan as follows:

•	Plan account balance greater than $5,000. If your Plan account balance is greater than $5,000 and you are currently not employed by Unum, your assets will remain in the Plan until you choose a distribution from the following options: (1) a direct rollover to an individual retirement account (“IRA”) or another qualified plan, or (2) a lump sum payment. Absent your consent to a distribution, your account balance will remain in the Plan until a distribution is required by the Plan’s mandatory distribution rules. You should review the Plan’s Summary Plan Description for more information on mandatory distribution events.

•	Plan account balance of $5,000 or less. If your Plan account balance is less than or equal to $5,000 and you are currently not employed by Unum, you may elect to have your account balance distributed to you by one of the following: (1) direct rollover to an IRA or another qualified plan, or (2) lump sum payment. You will receive notification and information about distribution options after the date your Rescission Offer proceeds are credited to your Plan account. If you do not make an election within 60 days following that notification, your account balance will automatically be distributed to you in a lump sum (if $1,000 or less) or directly to a Fidelity IRA (if $1,000 — $5,000).

To make any of the above elections or to obtain a copy of the Plan’s Summary Plan Description, contact the Unum Group Fidelity Services Line at 1-877-220-4015. We strongly encourage you to review the Plan’s Summary Plan Description (also available through your online account at www.netbenefits.com/unum under “Plan Information and Documents”), which contains additional information on distribution of account balances. Payment of proceeds directly to you may result in adverse tax consequences. See “Material U.S. Federal Income Tax Considerations.”

What interest rate will be used in calculating any amounts owed to me?

We will use an annual interest rate of 0.27%, which is calculated on the basis of the highest weekly average one-year constant maturity Treasury yield in effect at any time during the Purchase Period.

What effect do dividends paid on Unum common stock during the Purchase Period have on the value of my Units?

Cash dividends paid by us with respect to shares of common stock included in the Units purchased through the Plan during the Purchase Period are credited to the Unum Stock Fund and result in an equivalent increase in the value of the Unit.

During the Purchase Period, we paid a cash dividend of $0.145 per share to holders of record of our common stock on April 28, 2014 and cash dividends of $0.165 per share to holders of record of our common stock on each of July 28, 2014, October 31, 2014, and January 30, 2015. In addition, we paid a cash dividend of $0.165 per share on May 15, 2015 to holders of record on April 27, 2015, and we expect to pay a cash dividend of $0.185 per share on August 21, 2015 to holders of record on July 31, 2015. The amount and timing of future dividends are determined by our Board of Directors based on business considerations at the time.

Does it matter whether I purchased the Units through salary deferrals, rollover contributions, loan repayments, company contributions or transfers between investment funds?

No. All purchases of Units made pursuant to the Plan during the Purchase Period will be considered when determining whether you are eligible to accept the Rescission Offer.

Am I required to accept the Rescission Offer?

No. You are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary and should be based on your assessment as to whether or not it would be economically beneficial to you. If you are an employee of Unum, acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment status.

Should I accept the Rescission Offer?

You must make your own decision whether to accept the Rescission Offer. In general, it may be economically beneficial to you to accept the Rescission Offer if:

•	you sold Units you purchased during the Purchase Period for less than you paid for them; or

•	you now hold Units you purchased during the Purchase Period that on the Expiration Date will be worth less than the Rescission Offer price for such Units (i.e., the price you paid for the Units, plus interest).

However, in making your decision whether to accept the Rescission Offer, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the Rescission Offer (see “Material U.S. Federal Income Tax Considerations”) and, if you now hold Units you purchased during the Purchase Period, the possibility that the value of such Units may increase or decrease after the Expiration Date of the Rescission Offer.

You should note, however, that under the terms of the Rescission Offer, we will not repurchase or make payment relating to any Units unless our records indicate that (1) you sold Units you purchased during the Purchase Period for less than you paid for them and/or (2) you now hold Units you purchased during the Purchase Period that on the Expiration Date are worth less than the Rescission Offer price. The Rescission Offer price is set forth in the answer to the third question above, “What will I receive if I accept the Rescission Offer?” Consequently, if you are unsure whether you sold Units at a loss or are unsure whether Units you have continued to hold are likely to have a value on the Expiration Date less than the Rescission Offer price, you may accept the Rescission Offer by signing and returning the Rescission Offer Acceptance Form that accompanies this prospectus supplement, and we will determine whether the criteria described above for repurchasing or making payment relating to your Units are satisfied. Unless these criteria are satisfied, we will not repurchase or make payment relating to your Units pursuant to the Rescission Offer.

In applying those criteria, we will use a “first-in, first-out,” or “FIFO,” principle in determining whether Units were sold at a loss and whether you now hold Units eligible for repurchase pursuant to the Rescission Offer. You should apply the same principle in determining whether or not to accept the Rescission Offer. An example calculation using the FIFO principle is included with the Rescission Offer Acceptance Form that accompanies this prospectus supplement.

WE URGE YOU TO REVIEW THIS PROSPECTUS SUPPLEMENT CAREFULLY BEFORE DECIDING WHETHER OR NOT TO ACCEPT THE RESCISSION OFFER.

If you have questions about the Rescission Offer acceptance process, you can call the Unum Group Fidelity Services Line at 1-877-220-4015, Monday through Friday, between the hours of 8:30 a.m. and 8:00 p.m., Eastern Time.

Will there be any restrictions on the future transfer of shares included in my Units if I do not accept the Rescission Offer?

The shares of common stock included in Units that are the subject of this Rescission Offer have now been registered under the Securities Act by virtue of the registration statement of which this prospectus supplement and the accompanying prospectus are a part. We believe that these shares are transferable by Plan participants in the ordinary course, subject to restrictions on trading that may be applicable to certain participants from time to time (as in the case of Unum’s customary “blackout” periods for persons identified as “insiders”).

Where can I find information about my purchases and sales of Units?

Detailed information about your purchases of Units during the Purchase Period and any subsequent sales of such Units is available to you through your online account. You can access your online account through the NetBenefits website at www.netbenefits.com/unum. Once you have accessed the NetBenefits website, enter your username and password. If you have forgotten your username, password, or need other assistance on the login page, contact the Unum Group Fidelity Services Line at 1-877-220-4015, Monday through Friday, between the hours of 8:30 a.m. and 8:00 p.m., Eastern Time.

Under the Unum Group tab at the top of the page, click on the Unum Group 401(k) Retirement Plan link (in blue), which will take you to the Summary tab. Under this tab, click on Transaction History, and then click on Transaction History under the Transaction History Overview. On this page, you will find details about your transaction history, including historical contributions, loan payments, investment fund transfers and other activities. You will need to scroll down to see your detailed transaction history. Your transaction history will be arranged first by date of transaction and then by fund. Each entry on this webpage will contain the date of your transaction, the dollar amount of the transaction, Units bought or sold as part of that transaction and a brief description of the transaction type. To view a given date range of your activity, choose “Custom Date Range” in the time period drop down box and enter a “From” and “To” date. The value of each Unit in the Unum Stock Fund is expressed in terms of the “net asset value” or “NAV.” To access the historical NAV information for the Unum Stock Fund for the Purchase Period, go to the “Investments” tab, then the “Performance & Research” tab. Click on the Unum Stock Fund, then the “Fees & Pricing” tab. This will give the month end price for the past year.

If your transaction history indicates that you sold Units at a loss, acceptance of the Rescission Offer may be economically beneficial to you. The historical transaction information available to you through your online account can also assist you in determining whether you should accept the Rescission Offer if you now hold Units you bought during the Purchase Period. If you believe the value of your Units on the Expiration Date (taking into account the current market value of Unum common stock) will be less than the aggregate amount you paid for the Units during the Purchase Period, plus interest, acceptance of the Rescission Offer may be economically beneficial to you. The value of a Unit in the Unum Stock Fund as of June 17, 2015 was $29.92. To obtain the current value of a Unit during the period the Rescission Offer is open and prior to the Expiration Date, you can access your online account by following the procedures described above.

If you have any questions about accessing your Unum Stock Fund transaction history, you can find more information by accessing your account through the NetBenefits website at www.netbenefits.com/unum. If you need further assistance or if you do not have access to your online account, you should call the Unum Group Fidelity Services Line at 1-877-220-4015 to request a detailed listing of your transactions by mail or fax. Please allow 10 to 13 days to receive your transaction history.

Will the Rescission Offer affect my ability to direct transactions in my Plan account?

Yes. In order to ensure smooth processing of the Rescission Offer, all transactions out of the Unum Stock Fund related to your Plan account will be temporarily suspended for a period of time beginning shortly before the expiration of the Rescission Offer, whether or not you accept the Rescission Offer and whether or not we repurchase your Units. During this time, we will determine whether you are eligible to accept the Rescission Offer and, if so, credit your Plan account with any amounts due under the Rescission Offer. This temporary suspension is called a “blackout period.” As a result, you will be subject to the risk that due to events in the securities markets, the value of your Plan account could significantly decline during this period and you would not be able to transfer funds out of the Unum Stock Fund to avert this result.

The blackout period will begin at 4:00 p.m., Eastern Time, on August 5, 2015 and, if you accept the Rescission Offer, will end on the date that the proceeds from the Rescission Offer are credited to your Plan account, which we expect to occur on or before August 31, 2015. You will be notified in the event that the blackout period is extended past such date. If you do not accept the Rescission Offer, the blackout period is expected to end on or before August 14, 2015. The blackout period will be shorter if you do not accept the Rescission Offer or if you are not eligible to accept the Rescission Offer because we will not need to process any transactions in your Plan account. For more information about the blackout period, see “Notice of Blackout Period.”

What is the effect of the Rescission Offer on my ability to assert claims?

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. For a more detailed description of the effect of the Rescission Offer on any applicable federal securities law claims, see “Risk Factors — The Rescission Offer may not bar claims relating to our non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors — Your right of rescission under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

May I accept the Rescission Offer in part?

No. If you accept the Rescission Offer, then you must accept it for all Units that were purchased during the Purchase Period that you still hold, as well as all Units that you purchased during the Purchase Period that were sold at a loss. As described above, however, if you accept the Rescission Offer, we will repurchase the Units you still hold only if they have a value, as of the Expiration Date, that is less than the aggregate amount you paid for the Units, plus interest.

If you do not accept the Rescission Offer in full, you will retain ownership of the Units and will not receive any payment for the Units subject to the Rescission Offer.

What will happen if I accept the Rescission Offer for Units purchased during the Purchase Period that I currently hold in my account but the amount I would receive for the Units is less than the value of the Units on the Expiration Date?

If you submit a Rescission Offer Acceptance Form, we will not repurchase the Units if the aggregate amount you paid for the Units, plus interest, is less than the value of the Units as of the Expiration Date, as it would not be economically beneficial to you. In this event, the Units will remain in your Plan account, and except as set forth below, the Rescission Offer will not affect your ability to sell such Units.

What do I need to do now to accept the Rescission Offer?

In order to accept the Rescission Offer, you must complete, sign and date the accompanying Rescission Offer Acceptance Form, included as Appendix A, and return it by mail or fax so that it is received by us on or before 5:00 p.m., Eastern Time, on August 5, 2015. You may mail your Rescission Offer Acceptance Form to the following address using the enclosed pre-addressed, stamped envelope:

Unum Group Rescission Offer

200 Seaport Blvd. ZW10A

Boston, MA 02210

Alternatively, you may fax your Rescission Offer Acceptance Form to 401-292-1563.

The Rescission Offer Acceptance Form must be legible. If you choose to accept the Rescission Offer, we recommend that you return the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by us by the deadline specified above. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax number indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.

WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, AUGUST 5, 2015. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding.

Proceeds will be disbursed to your Plan account within 18 business days following the Expiration Date. You may confirm that the proceeds have been disbursed to your Plan account by viewing your online account history as described under “Questions and Answers about the Rescission Offer — Where can I find information about my purchases and sales of Units?”

What do I need to do now to reject the Rescission Offer?

You do not need to take any action to reject the Rescission Offer.

What happens if I do not return the Rescission Offer Acceptance Form?

If you do not return the Rescission Offer Acceptance Form on or before 5:00 p.m., Eastern Time, on the Expiration Date, you will be deemed to have rejected the Rescission Offer.

If you reject the Rescission Offer, you will not receive any payment with respect to the Units subject to the Rescission Offer, but you will retain your Units. In addition, the shares included in the Units that you now own and that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus supplement.

Can I change my election after I have mailed my signed Rescission Offer Acceptance Form?

Yes. You can change your decision about accepting the Rescission Offer at any time on or before 5:00 p.m., Eastern Time, on the Expiration Date.

If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Acceptance Form, you must complete, sign and date the accompanying Rescission Offer Withdrawal Form, included as Appendix B, and return it by mail or fax so that it is received by us on or before 5:00 p.m., Eastern Time, on August 5, 2015. You may mail your Rescission Offer Withdrawal Form to the following address:

Unum Group Rescission Offer

200 Seaport Blvd. ZW10A

Boston, MA 02210

Alternatively, you may fax your Rescission Offer Withdrawal Form to 401-292-1563.

The Rescission Offer Withdrawal Form must be legible. If you choose to revoke your previous acceptance of the Rescission Offer, we recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by us by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax number indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, AUGUST 5, 2015. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding.

Does the Rescission Offer affect any loan repayments I am currently making to the Plan?

No. If you have an outstanding loan from the Plan, the amount that you are required to repay and the repayment schedule will not change as a result of your acceptance or rejection of the Rescission Offer.

Does the Rescission Offer affect any new loan or distribution request I might make?

Yes. Any requests for a new loan or a distribution (other than a hardship withdrawal) that is made during the blackout period will not be processed and will need to be resubmitted after the blackout period ends.

Does the Rescission Offer affect any hardship withdrawal request?

If you would like to request a hardship withdrawal during the blackout period, please call the Unum Group Fidelity Services Line at 1-877-220-4015, Monday through Friday, between the hours of 8:30 a.m. and 8:00 p.m., Eastern Time.

Other than prohibiting transfers out of the Unum Stock Fund and not processing requests for a loan or for a distribution that is not a hardship withdrawal request, are there any other new restrictions on my right to exercise control over my Plan account during the blackout period?

No.

Who can help answer my questions?

If you have questions regarding the Rescission Offer, you may call the Unum Group Fidelity Services Line at 1-877-220-4015, Monday through Friday, between the hours of 8:30 a.m. and 8:00 p.m., Eastern Time.

RISK FACTORS

An investment in our common stock through the Units involves risks. In deciding whether to accept or reject the Rescission Offer, you should consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the following risk factors relating to the Rescission Offer in addition to the risks identified in “Cautionary Statement Regarding Forward-Looking Statements” above and the risks identified in our annual report on Form 10-K for the year ended December 31, 2014, including those risks identified under the caption “1A. Risk Factors” and, to the extent applicable, our subsequent quarterly reports on Form 10-Q.

The Rescission Offer may not bar claims relating to our non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the rescission will have the effect of barring claims relating to our non-compliance with applicable federal securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. If a person rejects or fails to respond to the Rescission Offer, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our results of operations and financial condition. In addition, the Rescission Offer will not prevent regulators from pursuing actions or imposing penalties and fines against us with respect to any potential violations of securities laws. In any event, we do not expect the Rescission Offer to have a material impact on our results of operations, financial condition or liquidity.

Your right of rescission under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission will be preserved. The staff of the SEC has taken the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the sale of shares of our common stock included in the Units that are the subject of the Rescission Offer was exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer.

Generally, the statute of limitations for enforcement of federal statutory rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. Our Rescission Offer is not an admission that we did not comply with any federal and state registration or disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a difficult issue and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you may have.

You will not be permitted to conduct any transactions out of the Unum Stock Fund within your Plan account for a period of time following the Expiration Date.

Because you will not be permitted to conduct any transactions out of the Unum Stock Fund during the blackout period commencing at 4:00 p.m., Eastern Time, on August 5, 2015, you will be subject to the risk that due to events in the securities markets, the value of your Plan account could significantly decline during this period and you would not be able to transfer funds out of the Unum Stock Fund to avert this result. In addition, any proceeds you receive for the sale of Units in the Rescission Offer will not be deposited into your Plan account until after the Expiration Date. If you still have a Plan account, whether or not you are an active employee of Unum, these proceeds will be credited to your Plan account and invested in the age-appropriate Vanguard Retirement Fund. If you do not have a Plan account, a Plan account will be created for you and the funds will be invested in the age-appropriate Vanguard Retirement Fund. In all cases, you will be subject to the risk that the purchase price of the applicable investment could increase in value prior to the reinvestment of proceeds in your account, resulting in a higher unit cost for such investment. See “Notice of Blackout Period” for additional information.

OUR COMPANY

Overview

Unum Group, a Delaware general business corporation, and its insurance and non-insurance subsidiaries, operate in the United States, the United Kingdom, and, to a limited extent, in certain other countries. The principal operating subsidiaries in the United States are Unum Life Insurance Company of America (“Unum America”), Provident Life and Accident Insurance Company (“Provident”), The Paul Revere Life Insurance Company (“Paul Revere Life”), and Colonial Life & Accident Insurance Company, and in the United Kingdom, Unum Limited. We are the largest provider of disability insurance products in the United States and the United Kingdom. We also provide a complementary portfolio of other insurance products, including employer- and employee-paid group benefits, life insurance, and other related services.

We have three principal operating business segments: Unum US, Unum UK, and Colonial Life. Our other segments are the Closed Block and the Corporate segments.

The benefits we provide help protect people from the financial hardship of illness, injury, or loss of life by providing support when it is needed most. As one of the leading providers of employee benefits in the U.S. and the U.K., we offer a broad portfolio of products and services through the workplace.

Specifically, we offer group, individual, and voluntary benefits, either as stand-alone products or combined with other coverages, that help employers of all sizes attract and retain a stronger workforce while protecting the incomes and livelihood of their employees. We believe employer-sponsored benefits represent the single most effective way to provide workers with access to the information and options they need to protect their financial stability. Working people and their families, particularly those at lower and middle incomes, are perhaps the most vulnerable in today’s economy yet are often overlooked by many providers of financial services and products. For many of these people, employer-sponsored benefits are the primary defense against the potentially catastrophic fallout of death, illness, or injury.

Reporting Segments

Our reporting segments are comprised of the following: Unum US, Unum UK, Colonial Life, Closed Block, and Corporate.

Unum US Segment

The Unum US segment includes group long-term and short-term disability insurance, group life and accidental death and dismemberment products, and supplemental and voluntary lines of business, which are comprised of individual disability and voluntary benefits products. Unum US products are issued primarily by Unum America and Provident. Paul Revere Life previously issued products reported in our Unum US segment and continues to service the in-force policies, but Paul Revere Life no longer actively markets new business. These products are marketed through our field sales personnel who work in conjunction with independent brokers and consultants.

Unum UK Segment

The Unum UK segment includes insurance for group long-term disability, group life, and supplemental lines of business, which include individual disability and critical illness products. Unum UK’s products are sold primarily in the United Kingdom through field sales personnel and independent brokers and consultants.

Colonial Life Segment

The Colonial Life segment includes insurance for accident, sickness, and disability products, life products, and cancer and critical illness products issued primarily by Colonial Life & Accident Insurance Company and marketed to employees at the workplace through an independent contractor agency sales force and brokers.

Closed Block Segment

The Closed Block segment consists of individual disability, group and individual long-term care, and other insurance products no longer actively marketed.

Corporate Segment

The Corporate segment includes investment income on corporate assets not specifically allocated to a line of business, interest expense on corporate debt other than non-recourse debt, and certain other corporate income and expense not allocated to a line of business.

Principal Executive Offices

Our principal executive offices are located at 1 Fountain Square, Chattanooga, Tennessee 37402 and our phone number is (423) 294-1011.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

The Plan is a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. The purpose of the Plan is to provide a voluntary, systematic method for participants to save a specified percentage of the participant’s compensation for retirement and to defer federal income tax and, where allowed, state, city and county income tax, on such compensation. Fidelity Management Trust Company is the Trustee of the Plan.

Amounts in participants’ accounts are held in a trust fund maintained for the benefit of participants in the Plan. There are currently 17 investment choices (counting the age-appropriate target date fund as one investment choice) available to participants under the Plan. All contributions to the participant’s Plan account are invested in accordance with the participant’s investment elections.

One of the investment choices in the Plan is the Unum Stock Fund, which gives participants the opportunity to invest amounts deposited in their Plan account in Unum common stock. A participant’s investment in the Unum Stock Fund is measured in Units. Each Unit represents an interest in shares of our common stock plus a varying amount of short-term liquid investments. To effectuate purchases and sales of Units, the Trustee will from time to time purchase and sell our common stock in the open market at market prices.

We are required to register the sale and issuance of shares of Unum common stock to Plan participants through the Plan. During the first quarter of 2015, we determined that we inadvertently exceeded the number of shares of our common stock registered with the SEC for offer and sale to participants in the Plan. On April 28, 2015, we filed a registration statement on Form S-8 covering the sale and issuance of an additional 3,000,000 shares of our common stock included in Units sold through the Plan.

We are making this Rescission Offer with respect to 722,421 unregistered shares of our common stock included in the Units sold pursuant to the Plan during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of noncompliance with applicable federal registration requirements in connection with the purchase of such shares of our common stock by Plan participants.

Non-employee members of our Board of Directors are not eligible to participate in the Plan and therefore are not eligible to participate in the Rescission Offer, except for one such director who participated in the Plan while an employee and executive officer of our company. This director and our current executive officers who purchased Units pursuant to the Plan during the Purchase Period have informed us that they do not intend to accept the Rescission Offer.

Effect of the Rescission Offer

If you reject, or fail to accept in full, the Rescission Offer by 5:00 p.m., Eastern Time, on the Expiration Date, or if you accept the Rescission Offer but we determine that you are not eligible to accept the Rescission Offer under the terms set forth in this prospectus supplement, you will retain ownership of the Units and will not receive any payment for the Units subject to the Rescission Offer. In addition, the shares of common stock included in the Units that you now own that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus supplement.

We believe that the applicable statute of limitations under the Securities Act for enforcement of your rights in connection with our failure to register the Unum common stock during the Purchase Period is one year after the date that the common stock was allocated to your Plan account, but in no event later than three years after the security was bona fide offered to the public. Determining when a statute of limitations expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have or regarding any of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer. For federal securities law purposes, rejection of or the failure to accept a rescission offer may not terminate an offeree’s right to bring a civil action against the offeror for failure to register securities under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief. Each person is urged to consider this possibility with respect to our Rescission Offer. Our Rescission Offer is not an admission that we did not comply with applicable federal requirements nor is it a waiver by us of any applicable statute of limitations.

The above discussion relates primarily to your potential rescission rights and does not address the antifraud provisions of federal securities laws or rights under state securities laws, common law or equity. We believe that the sale and issuance of shares of our common stock included in the Units that are the subject of the Rescission Offer was exempt from registration under state laws. Furthermore, we believe that this Rescission Offer is exempt from registration under state laws and thus need not comply with state laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer.

The shares of Unum common stock included in Units that are the subject of this Rescission Offer have now been registered under the Securities Act by virtue of the registration statement of which this prospectus supplement and the accompanying prospectus are a part. We believe that these shares are transferable by Plan participants in the ordinary course, subject to restrictions on trading that may be applicable to certain participants from time to time (as in the case of Unum’s customary “blackout” periods for persons identified as “insiders”).

Terms of the Rescission Offer

If you purchased Units through the Plan during the Purchase Period and have already sold such Units at a loss, you may accept the Rescission Offer, in which case you will receive an amount equal to the amount you paid for the Units less the proceeds of the sale of the Units, plus interest at a rate of 0.27% per year. Interest will be paid on the amount originally paid for the Units from the date you purchased the Units until the date you sold the Units. Interest will also be paid on the loss realized from the date of sale of the Units through the date that payment is made by us.

If you currently hold Units purchased through the Plan during the Purchase Period, you may accept the Rescission Offer, in which case the Trustee will transfer the Units to us and credit your Plan account with the aggregate amount you paid for the Units, plus interest at a rate of 0.27% per year for the period from the date you purchased the Units to the date payment is made by us. However, we will not repurchase the Units if the aggregate amount you paid for the Units, plus interest, is less than the value of the Units as of the Expiration Date, as it would not be economically beneficial to you.

Units are deemed sold in the order in which you purchased them. In order to determine which Units are eligible for repurchase and which, if any, Units were sold at a loss, all Units acquired on your behalf pursuant to the Plan during the Purchase Period will be matched against all sales of Units during or after the Purchase Period by matching the first Unit acquired with the first Unit sold. This principle, commonly called “first-in, first-out,” or “FIFO,” will be used in determining which Units you sold at a loss and which Units you now hold are eligible for repurchase and should be used by you to help determine whether or not you wish to accept the Rescission Offer. An example of the application of the FIFO principle is included with the Rescission Offer Acceptance Form that accompanies this prospectus supplement.

We will use an annual interest rate of 0.27%, which is calculated on the basis of the highest weekly average one-year constant maturity Treasury yield in effect at any time during the Purchase Period.

During the Purchase Period, we paid a cash dividend of $0.145 per share to holders of record of our common stock on April 28, 2014 and cash dividends of $0.165 per share to holders of record of our common stock on each of July 28, 2014, October 31, 2014, and January 30, 2015. In addition, we paid a cash dividend of $0.165 per share on May 15, 2015 to holders of record on April 27, 2015, and we expect to pay a cash dividend of $0.185 per share on August 21, 2015 to holders of record on July 31, 2015. The amount and timing of future dividends are determined by our Board of Directors based on business considerations at the time. Cash dividends paid by us with respect to shares of common stock included in the Units purchased through the Plan during the Purchase Period are credited to the Unum Stock Fund and result in an equivalent increase in the value of the Unit.

The Rescission Offer will expire at 5:00 p.m., Eastern Time, on August 5, 2015. If we receive a legible and properly completed Rescission Offer Acceptance Form from you on or before the deadline specified in the preceding sentence, and we determine that you are eligible to accept the Rescission Offer, we expect any proceeds to which you are entitled will be credited to your Plan account, or a Plan account established for you, within 18 business days following the Expiration Date.

Neither we nor any of our executive officers or directors makes any recommendations to any person with respect to our Rescission Offer. We urge you to read this prospectus supplement carefully and to make an independent evaluation with respect to our Rescission Offer. We also urge you to consult with your advisers before accepting or rejecting our Rescission Offer.

If you continue to have a Plan account, whether or not you are an active employee of Unum, all proceeds to which you are entitled by accepting the Rescission Offer will be credited to your Plan account and invested in the age-appropriate Vanguard Retirement Fund. If you do not have a Plan account, a Plan account will be created for you and the proceeds will be invested in the age-appropriate Vanguard Retirement Fund. The Plan’s distribution rules vary based on your personal circumstances such as your account balance, age, and employment status. As a result, you should review the Plan’s Summary Plan Description and the section “Questions and Answers About the Rescission Offer” included in this prospectus supplement for more information on your distribution options. Payment of proceeds directly to you may result in adverse tax consequences. See “Material U.S. Federal Income Tax Considerations.”

As of June 17, 2015, the closing sale price of our common stock (as reported on the New York Stock Exchange) was $36.57 per share. The value of a Unit on such date was $29.92.

The table below sets forth the high and low (1) sale prices of our common stock for the first quarter of fiscal year 2015 and for each quarter during fiscal year 2014 and fiscal year 2013 and (2) net asset values of the Units for the first quarter of fiscal year 2015 and for each quarter during fiscal year 2014 and fiscal year 2013.

	Fiscal Year 2015	Fiscal Year 2014				Fiscal Year 2013
	First	First	Second	Third	Fourth	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
Common stock sales price per share:
High	$35.21	$36.30	$35.78	$37.15	$35.77	$28.34	$29.92	$32.94	$35.40
Low	$30.72	$30.66	$32.07	$33.60	$31.25	$21.18	$25.55	$29.14	$29.45

Unit value — Unum Stock Fund
High	$28.35	$28.80	$28.70	$29.69	$28.83	$22.31	$23.60	$26.12	$28.01
Low	$25.40	$24.66	$26.11	$27.33	$25.83	$16.45	$20.46	$23.28	$23.50

How to Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

How to accept the Rescission Offer

Acceptance of the Rescission Offer is optional. Generally, acceptance of the Rescission Offer is economically beneficial only if you have sold Units purchased during the Purchase Period at a loss, or if you currently hold Units purchased during the Purchase Period and the value of the Units on the Expiration Date is less than the aggregate amount you paid for the Units during the Purchase Period, plus interest.

In the event you elect to accept the Rescission Offer, you must complete, sign and date the accompanying Rescission Offer Acceptance Form, and return it by mail or fax so that it is received by us on or before 5:00 p.m., Eastern Time, on August 5, 2015. You may mail your Rescission Offer Acceptance Form, using the enclosed pre-addressed, stamped envelope, to: Unum Group Rescission Offer, 200 Seaport Blvd. ZW10A, Boston, MA 02210. Alternatively, you may fax your Rescission Offer Acceptance Form to 401-292-1563.

The Rescission Offer Acceptance Form must be legible. If you choose to accept the Rescission Offer, we recommend that you return the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by us by the deadline specified above. The method for returning the Rescission Offer Acceptance Form is at your option and risk and delivery will be deemed made only when actually received by us at the address or fax number indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.

WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, AUGUST 5, 2015. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding.

Proceeds will be disbursed to your Plan account within 18 business days following the Expiration Date.

How to reject the Rescission Offer

You do not need to take any action to reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Acceptance Form, you must complete, sign and date the accompanying Rescission Offer Withdrawal Form, and return it by mail or fax so that it is received by us on or before 5:00 p.m., Eastern Time, on August 5, 2015. You may mail your Rescission Offer Withdrawal Form to: Unum Group Rescission Offer, 200 Seaport Blvd. ZW10A, Boston, MA 02210. Alternatively, you may fax your Rescission Offer Withdrawal Form to 401-292-1563.

The Rescission Offer Withdrawal Form must be legible. If you choose to revoke your previous acceptance of the Rescission Offer, we recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by us by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax number indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, AUGUST 5, 2015. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding.

If you have questions regarding how to reject the Rescission Offer, you may call the Unum Group Fidelity Services Line at 1-877-220-4015.

ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES INCLUDED IN THE UNITS UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES AND THREE YEARS FROM THE DATE SUCH SHARES WERE BONA FIDE OFFERED TO THE PUBLIC.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any shares of common stock included in the Units that may be tendered to us as a result of the Rescission Offer.

Questions about the Rescission Offer

If you have questions about the Rescission Offer, you may call the Unum Group Fidelity Services Line, at 1-877-220-4015, Monday through Friday, between the hours of 8:30 a.m. and 8:00 p.m., Eastern Time. If you have any questions about accessing your Unum Stock Fund transaction history, you can find more information through the NetBenefits website at www.netbenefits.com/unum. If you need further assistance or if you do not have access to your online account, you should call the Unum Group Fidelity Services Line, at 1-877-220-4015, Monday through Friday, between the hours of 8:30 a.m. and 8:00 p.m., Eastern Time, to request a detailed listing of your transactions by mail or fax. Please allow 10 to 13 days to receive your transaction history.

Accounting for the Rescission Offer

We intend to account for the Rescission Offer by recording the fair market value of the shares of our common stock included in the Units purchased by us as a charge to treasury stock based on the quoted market price of our common stock at the close of business on the Expiration Date. Any amounts paid by us pursuant to the Rescission Offer in excess of the fair market value of such shares purchased will be recorded as compensation expense in our consolidated statement of income.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax considerations relating to the Rescission Offer. This discussion is based on current law. The following discussion is not exhaustive of all possible tax consequences. It does not give a detailed discussion of any state, local or foreign tax consequences, nor does it discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances and only applies if you are an individual citizen or resident of the United States.

You are urged to consult with your own tax advisor regarding the specific consequences to you of the Rescission Offer, including the U.S. federal, state, local, foreign and other tax consequences and the potential changes in applicable tax laws.

Your acceptance or rejection of the Rescission Offer, or the sale of the Units representing our common stock and short-term liquid investments to us pursuant to the Rescission Offer or the receipt of the specified payment if you had previously sold your Units at a loss, is not considered to be a taxable event before withdrawal or distribution of funds from your Plan account. If you currently have a Plan account, whether or not you are an active employee of Unum, your proceeds from the Rescission Offer will be credited to your Plan account and will be invested in the age-appropriate Vanguard Retirement Fund. Upon any later withdrawal or distribution, any gain resulting from the Rescission Offer will generally be taxable as ordinary income. An additional ten percent income tax may be imposed in cases of early withdrawal.

If you have directed and caused a full distribution from the Plan and no longer have an individual account in the Plan, a new Plan account will be established for you and any amounts paid in respect of the Rescission Offer will be credited to your account and invested in the age-appropriate Vanguard Retirement Fund. The Plan’s distribution rules vary based on your personal circumstances such as your account balance, age, and employment status. As a result, you should review the Plan’s Summary Plan Description and the “Questions and Answers About the Rescission Offer” in this prospectus supplement for more information on your distribution options. A direct rollover into an individual retirement account or other qualified retirement plan is not considered to be a taxable event. If the proceeds from the Rescission Offer are not rolled over, however, and you receive a distribution from the Plan, such distribution will generally be taxable as ordinary income to you as described above. An additional ten percent income tax may be imposed depending on your age.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer.

NOTICE OF BLACKOUT PERIOD

This notice is intended to comply with the requirements of Department of Labor Final Regulation Relating to Notice of Blackout Periods to Participants and Beneficiaries, 29 C.F.R. Section 2520, to the extent such requirements apply to the Rescission Offer. Accordingly, this notice is intended to inform affected participants (and beneficiaries) of the Plan of a “blackout period” during which their right to direct or diversify certain investments may be temporarily suspended if they accept the Rescission Offer.

If you are being offered the opportunity to participate in this Rescission Offer and you hold Units in the Unum Stock Fund in your Plan account on the Expiration Date, all transactions out of the Unum Stock Fund related to your Plan account will be temporarily suspended. The temporary suspension is called a “blackout period” and applies whether or not you accept the Rescission Offer. The blackout period will begin at 4:00 p.m., Eastern Time, on August 5, 2015 and, if you accept the Rescission Offer, will end on the date that the proceeds from the Rescission Offer are credited to your Plan account, which we expect to occur on or before August 31, 2015. If you do not accept the Rescission Offer, the blackout period is expected to end on or before August 14, 2015. You will be notified in the event that the blackout period is extended past August 31, 2015.

The blackout period is required to ensure smooth processing of the Rescission Offer. The Trustee will not permit any transactions, other than hardship withdrawals, out of the Unum Stock Fund during the blackout period. This means:

•	you will be unable to direct or diversify your investments in your Plan account out of the Unum Stock Fund during the blackout period; and

•	all requests for loans and distributions (other than hardship withdrawals) which will be derived in whole or in part out of the Unum Stock Fund will need to be requested after the blackout period ends (any requests made during the blackout period will need to be remade once the blackout period ends).

It is important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify investments in your Plan account during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all our assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Our common stock may have a wide price swing during the blackout period resulting in a large loss, and you will not be able to direct the sale of Units from your Plan account during the blackout period.

If you would like to request a hardship withdrawal during the blackout period or if have any questions concerning this notice or the blackout period, including whether the blackout period has ended, you should contact the Unum Group Fidelity Services Line at 1-877-220-4015, Monday through Friday, between the hours of 8:30 a.m. and 8:00 p.m., Eastern Time. Whether or not you are planning retirement in the near future, we encourage you to consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

For additional information and limitations on Plan investments and how to direct investment of your Plan account, see the Plan’s Summary Plan Description. To obtain a copy of the Plan’s Summary Plan Description, contact the Unum Group Fidelity Services Line at 1-877-220-4015.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. The address of the SEC’s website is provided for the information of prospective investors and the information contained therein is not incorporated by reference in this prospectus supplement or the accompanying prospectus. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” into the accompanying prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in the accompanying prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus supplement or information incorporated by reference into the accompanying prospectus, you should rely on the information contained in the document that was filed later. Information contained in this prospectus supplement supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference.

We incorporate by reference the documents listed below (excluding any portions of such documents that may have been “furnished” but not “filed” for purposes of the Exchange Act) and any additional documents we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed or terminated:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015; and

•	our Current Reports on Form 8-K, filed on February 3, 2015, February 26, 2015 and May 21, 2015.

We will provide you with a copy of the documents containing the information we have incorporated by reference, excluding exhibits to those documents, other than those exhibits to which we specifically refer. You may obtain these documents at no cost by writing or telephoning us at the following address:

Investor Relations

Unum Group

1 Fountain Square

Chattanooga, Tennessee 37402

(423) 294-8996

VALIDITY OF THE SECURITIES

The validity of the securities to be offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

Our consolidated financial statements and schedules appearing in our annual report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated by reference in the accompanying prospectus. Such consolidated financial statements are incorporated by reference in the accompanying prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

APPENDIX A

RESCISSION OFFER ACCEPTANCE FORM

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY UNUM GROUP (THE “COMPANY”) BY 5:00 P.M., EASTERN TIME, ON AUGUST 5, 2015 (THE “EXPIRATION DATE”), WHICH IS 41 DAYS FROM THE DATE OF THE COMPANY’S PROSPECTUS SUPPLEMENT DATED JUNE 25, 2015 (THE “PROSPECTUS SUPPLEMENT”).

WE URGE YOU TO REVIEW THE PROSPECTUS SUPPLEMENT, INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus Supplement of the Company, pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of shares of the Company’s common stock included in units (the “Units”) in the Unum Group Unitized Stock Fund (the “Unum Stock Fund”) acquired by the undersigned between April 29, 2014 and April 28, 2015 (the “Purchase Period”). The Unum Stock Fund is an investment alternative under the Unum Group 401(k) Retirement Plan (the “Plan”), and Fidelity Management Trust Company (the “Trustee”) is the Trustee of the Plan. A participant’s investment in the Company’s common stock through the Plan is measured in Units. Each Unit represents an interest in shares of the Company’s common stock plus a varying amount of short-term liquid investments.

Effective as of the Expiration Date, the undersigned hereby accepts the Rescission Offer for all Units purchased by the undersigned during the Purchase Period upon the terms and subject to the conditions set forth in the Prospectus Supplement. To the extent that the undersigned continues to hold such Units, the undersigned directs the Trustee to sell the Units held in the undersigned’s Plan account that are being repurchased effective as of the Expiration Date.

The undersigned directs the Trustee to credit all proceeds pursuant to the Rescission Offer to the undersigned’s Plan account for investment or distribution in accordance with the terms of the Prospectus Supplement. The undersigned acknowledges that he or she will not be eligible to accept the Rescission Offer with respect to Units purchased by the undersigned during the Purchase Period unless they were sold at a loss or, if the undersigned currently holds the Units, they will have a value on the Expiration Date that is less than the Rescission Offer price.

If the undersigned is a current participant in the Plan, whether or not an active employee of the Company, the undersigned acknowledges that payments to the undersigned pursuant to the Rescission Offer will be credited to the undersigned’s Plan account and invested in the age-appropriate Vanguard Retirement Fund. The undersigned further acknowledges that transfers out of the Unum Stock Fund related to the undersigned’s Plan account will be temporarily suspended during the blackout period that begins at 4:00 p.m., Eastern Time, on

Unum Group (27625)	Rescission Offer Acceptance Form

August 5, 2015 and is expected to end on or before August 31, 2015. Information regarding the exact ending date of the blackout period, once known, will be readily available, without charge, by contacting the Unum Group Fidelity Services Line at 1-877-220-4015, Monday through Friday, between the hours of 8:30 a.m. and 8:00 p.m., Eastern Time.

If the undersigned has previously directed and caused a prior distribution of all of his or her investment in the Plan and no longer holds an individual account in the Plan, a Plan account will be created for the undersigned and all proceeds to which the undersigned is entitled pursuant to the Rescission Offer will be credited to the account and invested in the age-appropriate Vanguard Retirement Fund.

The undersigned acknowledges that if payments pursuant to the Rescission Offer are not rolled over into an individual retirement account or a qualified retirement plan, and the undersigned receives a distribution from the Plan, such distribution will generally be taxable as ordinary income to the undersigned. The undersigned further acknowledges that an additional ten percent income tax may be imposed on such distribution depending on the undersigned’s age.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

Social Security Number or Taxpayer Identification Number

Unum Group (27625)	Rescission Offer Acceptance Form

INSTRUCTIONS TO RESCISSION OFFER ACCEPTANCE FORM

1.	Accepting the Rescission Offer: In order to accept the Rescission Offer, you must:

(A)	Sign and date the Rescission Offer Acceptance Form and complete the name, address, telephone number, and social security number or tax identification number information above; and

(B)	Return the Rescission Offer Acceptance Form by mail or fax so that it is received by the Company on or before 5:00 p.m., Eastern Time, on August 5, 2015. You may mail your Rescission Offer Acceptance Form to the following address using the enclosed pre-addressed, stamped envelope:

Unum Group Rescission Offer

200 Seaport Blvd. ZW10A

Boston, MA 02210

Alternatively, you may fax your Rescission Offer Acceptance Form to 401-292-1563.

The Rescission Offer Acceptance Form must be legible. If you choose to accept the Rescission Offer, the Company recommends that you return the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by the Company by the deadline specified above. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by the Company at the address or fax number indicated above. If delivery is by mail, the Company recommends using registered mail with return receipt requested.

THE COMPANY MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, AUGUST 5, 2015. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. THE COMPANY WILL, IN ITS SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

Proceeds will be disbursed to your Plan account within 18 business days following the Expiration Date. You may confirm that the proceeds have been disbursed to your Plan account by viewing your online account history as described under “Questions and Answers about the Rescission Offer — Where can I find information about my purchases and sales of Units?” in the Prospectus Supplement.

Questions: All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by the Company, which determinations shall be final and binding. All questions regarding the Rescission Offer can be directed to the Unum Group Fidelity Services Line at 1-877-220-4015, Monday through Friday, between the hours of 8:30 a.m. and 8:00 p.m., Eastern Time.

2.	Applying the FIFO principle to Unit purchases and sales:

In order to follow the First-In, First-Out (FIFO) principle in determining whether Units were sold at a loss and whether you now hold Units eligible for repurchase pursuant to the Rescission Offer, the Company must match up each participant’s purchases of Units purchased through the Plan during the Purchase Period (the “Rescission Offer Units”) to the sale of such Units. Rescission Offer Units are considered as those purchased between April 29, 2014 and April 28, 2015. An example of a hypothetical FIFO calculation is shown below.

Let’s assume that Smith has 100 units of the Unum Stock Fund at April 1, 2014.

Unum Group (27625)	Rescission Offer Acceptance Form

Additionally, he has the following transaction history:

(1) Type	(2) Date of Transaction	(3) Units
Sale 1	04/30/2014	50
Purchase 1	05/10/2014	20
Sale 2	07/01/2014	30
Sale 3	08/15/2014	40
Purchase 2	09/01/2014	30
Sale 4	03/30/2015	10

In order to follow the FIFO calculation, Smith first identifies the date and number of Units of the first sale of Rescission Offer Units. This is done by chronologically reducing Smith’s opening balance by each sale until that remaining balance is zero. Smith’s calculation looks like this:

	Date	Sales of Pre- Purchase Period Units	Balance of Pre-Purchase Period Units After Transaction	Rescission Offer Unit Purchases	Rescission Offer Unit Sales	Rescission Offer Unit Balance After Transaction
Opening Balance	04/01/2014		100			0
Sale 1	04/30/2014	50	50		0	0
Purchase 1	05/10/2014		50	20		20
Sale 2	07/01/2014	30	20		0	20
Sale 3	08/15/2014	20	0		20	0
Purchase 2	09/01/2014		0	30		30
Sale 4	03/30/2015		0		10	20

Given the data shown in the attached example, Smith would apply the formulas described on the first page of the Rescission Offer Prospectus Supplement to those sales that are under the Rescission Offer Unit Sales column. This will determine whether the Units were sold at a loss.

For example, after Smith’s transaction on 8/15/2014, Smith sold 20 Rescission Offer Units that were purchased on 5/10/2014. Suppose that he purchased those Units at a Net Asset Value (NAV) of $100, and then sold them at a NAV of $110. In this case, Smith benefited from a gain on the sale, and no Rescission Offer would apply for that transaction. However, if Smith had purchased those Units at a NAV of $100 and sold them at a NAV of $90, then Smith would have sold at a loss. In this case, the Rescission Offer does apply.

Finally, the Company will need to determine for Smith what Rescission Offer Units are still being held. The eligible Units are those Rescission Offer Unit purchases that were not subsequently sold. The aggregate number will be shown in the last row under the Rescission Offer balance column. The Company would then apply the formulas described on the first page of the Rescission Offer Prospectus Supplement to those Units to determine if the Rescission Offer is financially beneficial.

For example, Smith bought 30 Rescission Offer Units on 9/1/2014 and subsequently sold 10 of them on 3/30/2015, leaving 20 Units remaining. These 20 Units are still being held by Smith. Suppose Smith bought these 20 Units at a NAV of $85. With interest for the period from the date Smith purchased the Units (i.e., 9/1/2014) to the date payment is made by the Company and with cash dividends paid by the Company with respect to shares of common stock included in these Rescission Offer Units, the NAV per Unit increases to approximately $100. If the final NAV on the Expiration Date is $110, then Smith is holding Rescission Offer Units at a gain, and the Rescission Offer would not apply. If the final NAV on the Expiration Date is $90, then Smith is holding Rescission Offer Units at a loss, and the Rescission Offer does apply.

Unum Group (27625)	Rescission Offer Acceptance Form

APPENDIX B

RESCISSION OFFER WITHDRAWAL FORM

Note: This is Form is to be completed only if you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer.

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER AND HAVE NOT COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER UNLESS YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER BY COMPLETING AND RETURNING A RESCISSION OFFER ACCEPTANCE FORM.

IF YOU HAVE PREVIOUSLY COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, BUT NO LONGER WISH TO PARTICIPATE IN THE RESCISSION OFFER, YOU MAY REVOKE YOUR ACCEPTANCE. IN ORDER TO REVOKE YOUR ACCEPTANCE, YOU MUST COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY UNUM GROUP (THE “COMPANY”) BY 5:00 P.M., EASTERN TIME, ON AUGUST 5, 2015 (THE “EXPIRATION DATE”), WHICH IS 41 DAYS FROM THE DATE OF THE COMPANY’S PROSPECTUS SUPPLEMENT DATED JUNE 25, 2015 (THE “PROSPECTUS SUPPLEMENT”).

WE URGE YOU TO REVIEW THE PROSPECTUS SUPPLEMENT, INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus Supplement of the Company, pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of shares of the Company’s common stock included in units (the “Units”) in the Unum Group Unitized Stock Fund (the “Unum Stock Fund”) acquired by the undersigned between April 29, 2014 and April 28, 2015 (the “Purchase Period”). The Unum Stock Fund is an investment alternative under the Unum Group 401(k) Retirement Plan (the “Plan”), and Fidelity Management Trust Company (the “Trustee”) is the Trustee of the Plan. A participant’s investment in the Company’s common stock through the Plan is measured in Units. Each Unit represents an interest in shares of the Company’s common stock plus a varying amount of short-term liquid investments.

Effective as of the Expiration Date, the undersigned hereby revokes acceptance of the Rescission Offer for all Units purchased by the undersigned during the Purchase Period. All of the instructions and covenants set forth in the Rescission Offer Acceptance Form that was previously completed by the undersigned are hereby revoked.

The undersigned further acknowledges that transfers out of the Unum Stock Fund related to the undersigned’s Plan account will be temporarily suspended during the blackout period that begins at 4:00 p.m., Eastern Time, on August 5, 2015 and is expected to end on or before August 31, 2015. Information regarding the exact ending date of the blackout period, once known, will be readily available, without charge, by contacting the Unum Group Fidelity Services Line at 1-877-220-4015, Monday through Friday, between the hours of 8:30 a.m. and 8:00 p.m., Eastern Time.

Unum Group (27625)	Rescission Offer Withdrawal Form

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

Social Security Number or Taxpayer Identification Number

Unum Group (27625)	Rescission Offer Withdrawal Form

INSTRUCTIONS TO RESCISSION OFFER WITHDRAWAL FORM

Revoking your previous acceptance of the Rescission Offer: If you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer, you may revoke your acceptance by:

(A)	Signing and dating the Rescission Offer Withdrawal Form and completing the name, address, telephone number, and social security number or tax identification number information above; and

(B)	Returning the Rescission Offer Withdrawal Form by mail or fax so that it is received by the Company on or before 5:00 p.m., Eastern Time, on August 5, 2015. You may mail your Rescission Offer Withdrawal Form to the following address:

Unum Group Rescission Offer

200 Seaport Blvd. ZW10A

Boston, MA 02210

Alternatively, you may fax your Rescission Offer Withdrawal Form to 401-292-1563.

The Rescission Offer Withdrawal Form must be legible. If you choose to revoke your previous acceptance of the Rescission Offer, the Company recommends that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by the Company by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by the Company at the address or fax number indicated above. If delivery is by mail, the Company recommends using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, THE COMPANY MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM ON OR BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, AUGUST 5, 2015. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. THE COMPANY WILL, IN ITS SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.

Questions: All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by the Company, which determinations shall be final and binding. All questions regarding the Rescission Offer can be directed to the Unum Group Fidelity Services Line at 1-877-220-4015, Monday through Friday, between the hours of 8:30 a.m. and 8:00 p.m., Eastern Time.

Unum Group (27625)	Rescission Offer Withdrawal Form

PROSPECTUS

UNUM GROUP

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

STOCK PURCHASE CONTRACTS

AND

UNITS

UNUM GROUP FINANCING TRUST I

AND

UNUM GROUP FINANCING TRUST II

PREFERRED SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED BY UNUM GROUP

AS SET FORTH IN THIS PROSPECTUS

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Unum Group Financing Trust I and Unum Group Financing Trust II (each trust is referred to as a “trust” and together as the “trusts”) may offer and sell publicly preferred securities representing preferred beneficial interests in the applicable trust in one or more offerings.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “UNM.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 24, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the trusts filed with the Securities and Exchange Commission (SEC). We or the trusts may from time to time offer any combination of the following securities described in this prospectus in one or more offerings:

•	senior debt securities;

•	subordinated debt securities;

•	preferred stock;

•	depositary shares;

•	common stock;

•	warrants;

•	stock purchase contracts;

•	units; and

•	preferred securities guaranteed by Unum Group.

This prospectus provides you with a general description of the securities we or the trusts may offer. Each time we or the trusts sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us or the trusts. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the trusts and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC public reference room referred to under the heading “WHERE YOU CAN FIND MORE INFORMATION” below.

You should rely only on the information we and the trusts have provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. None of us, the trusts, any underwriters or agents have authorized anyone to provide you with different information. Neither we nor the trusts are offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date of the particular document.

We or the trusts may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the trusts directly or through dealers or agents designated from time to time. If we or the trusts, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references mean Unum Group and its subsidiaries. References to the “trusts” mean Unum Group Financing Trust I and Unum Group Financing Trust II.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest. See “LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE” for special considerations regarding indirect ownership and global securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. The address of the SEC’s website is provided for the information of prospective investors and not as an active link. You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (excluding any portions of such documents that may have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the Exchange Act)) and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until all of the offerings by means of this prospectus are complete:

•	Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 001-11294);

•	Current Reports on Form 8-K filed on February 3, 2015, February 26, 2015 and May 21, 2015;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015; and

The description of our common stock set forth in our registration statement filed with the SEC pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Investor Relations

Unum Group

1 Fountain Square

Chattanooga, Tennessee 37402

(423) 294-8996

We have not included or incorporated by reference in this prospectus any separate financial statements of the trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the trusts;

•	the trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our junior subordinated debt securities; and

•	we are fully and unconditionally guaranteeing the obligations of the trusts as described in this prospectus.

We do not expect that the trusts will be required to file any information with the SEC for as long as we continue to file our information with the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the Act) provides a “safe harbor” to encourage companies to provide prospective information, as long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. Certain information contained in this prospectus, the applicable prospectus supplement or information incorporated by reference in this prospectus, or in any other written or oral statements made by us in communications with the financial community or contained in documents filed with the SEC, may be considered forward-looking statements within the meaning of the Act. Forward-looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments. Forward-looking statements speak only as of the date made. We undertake no obligation to update these statements, even if made available on our website or otherwise. These statements may be made directly in this prospectus or the applicable prospectus supplement or may be made part of this prospectus by reference to other documents filed by us with the SEC, a practice which is known as “incorporation by reference.” You can find many of these statements by looking for words such as “will,” “may,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “assumes,” “intends,” “projects,” “goals,” “objectives,” or similar expressions in this prospectus, the applicable prospectus supplement or in documents incorporated herein.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. We caution readers that the following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements:

•	Sustained periods of low interest rates.

•	Fluctuation in insurance reserve liabilities and claim payments due to changes in claim incidence, recovery rates, mortality and morbidity rates, and policy benefit offsets due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, the effectiveness of our claims operational processes, and changes in government programs.

•	Unfavorable economic or business conditions, both domestic and foreign.

•	Legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment.

•	Investment results, including, but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments, and the lack of appropriate investments in the market which can be acquired to match our liabilities.

•	The failure of cyber or other information security systems, as well as the occurrence of events unanticipated in our disaster recovery systems.

•	Increased competition from other insurers and financial services companies due to industry consolidation, new entrants to our markets, or other factors.

•	Changes in our financial strength and credit ratings.

•	Damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, external events, and/or inadequate or failed internal controls and procedures.

•	Actual experience that deviates from our assumptions used in pricing, underwriting, and reserving.

•	Actual persistency and/or sales growth that is higher or lower than projected.

•	Changes in demand for our products due to, among other factors, changes in societal attitudes, the rate of unemployment, consumer confidence, and/or legislative and regulatory changes, including healthcare reform.

•	Effectiveness of our risk management program.

•	Contingencies and the level and results of litigation.

•	Availability of reinsurance in the market and the ability of our reinsurers to meet their obligations to us.

•	Ineffectiveness of our derivatives hedging programs due to changes in the economic environment, counterparty risk, ratings downgrades, capital market volatility, changes in interest rates, and/or regulation.

•	Changes in accounting standards, practices, or policies.

•	Fluctuation in foreign currency exchange rates.

•	Ability to generate sufficient internal liquidity and/or obtain external financing.

•	Recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets.

•	Terrorism, both within the U.S. and abroad, ongoing military actions, and heightened security measures in response to these types of threats.

For further discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” contained in Part I, Item 1A of our most recent Annual Report on Form 10-K for our fiscal year ended December 31 and, to the extent applicable, our subsequent Quarterly Reports on Form 10-Q and the accompanying prospectus supplement.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

UNUM GROUP

Unum Group, a Delaware general business corporation, and its insurance and non-insurance subsidiaries operate in the United States, the United Kingdom, and, to a limited extent, in certain other countries. The principal operating subsidiaries in the United States are Unum Life Insurance Company of America, Provident Life and Accident Insurance Company, The Paul Revere Life Insurance Company, and Colonial Life & Accident Insurance Company, and in the United Kingdom, Unum Limited. We are the largest provider of disability insurance products in the United States and the United Kingdom. We also provide a complementary portfolio of other insurance products, including employer- and employee-paid group benefits, life insurance, and other related services.

UNUM GROUP TRUSTS

Each of Unum Group Financing Trust I and Unum Group Financing Trust II is a Delaware statutory trust and was created by the certificate of trust that we filed with the Secretary of State of Delaware on August 14, 2000. A statutory trust is a separate legal entity that can be formed for the purpose of holding property. For tax purposes, the trusts are both grantor trusts. A grantor trust is a trust that does not pay federal income tax if it is formed solely to facilitate direct investment in the assets of the trust and the trustee cannot change the investment. We created each trust for the limited purpose of:

•	issuing preferred securities and common securities, which we collectively refer to as the “trust securities” and which represent undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds that the trust receives from its issuance of its preferred securities and common securities in a liquidation amount equal to the principal amount of junior subordinated debt securities issued by us;

•	distributing the interest the trust receives from us on our junior subordinated debt securities that the trust owns to the holders of the trust securities; and

•	carrying out any other activities that are necessary for or incidental to issuing the trust securities and investing in our junior subordinated debt securities.

The purchasers of the preferred securities that the trusts may issue will own all of the trusts’ preferred securities. We will own all of the common securities. Each trust is subject to the terms of its declaration of trust that we have executed as the depositor of the trust and which has also been executed by trustees of the trust. At the time a trust issues any preferred securities, the applicable declaration of trust will be amended and restated to set the terms of the preferred securities, which we refer to as the “amended declaration.” The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capitalization. The preferred securities will represent the remaining approximate 97% of each trust’s total capitalization. The terms of the common securities will also be contained in the amended declaration and the common securities will rank equally, and payments will be made ratably, with the preferred securities. However, if there are certain continuing payment events of default under the subordinated indenture and any supplemental indenture which contains the terms of the junior subordinated debt securities, our rights as holder of the common securities to distributions, liquidation, redemption and other payments from the trust will be subordinated to the rights to those payments of the holders of the preferred securities. Each trust will use the proceeds of the sale of the preferred securities and the common securities to invest in junior subordinated debt securities that we will issue to the trust. The preferred securities will be guaranteed by us in the manner described later in this prospectus and the applicable prospectus supplement.

The junior subordinated debt securities and the interest we pay to the trusts on the junior subordinated debt securities will be the trusts’ only assets, and our payments to the trusts under the junior subordinated debt securities will be the only revenue of the trusts. Unless stated otherwise in the applicable prospectus supplement, the amended declarations will not permit the trusts to acquire any assets other than the junior subordinated debt securities or to issue any securities other than the trust securities or to incur any other indebtedness.

Each trust has a term of approximately 45 years but may be dissolved earlier under the terms of its amended declaration. The trustees of each trust will conduct the business and affairs of the trust. As holder of the common securities, we are entitled to appoint, remove, replace or increase or reduce the number of trustees. The amended declarations will govern the duties of the trustees. Most of the trustees will be employees, officers or affiliates of ours and will be referred to as administrative trustees. One trustee of each trust, the property trustee, will be a financial institution that is not affiliated with us and that has a minimum of combined capital and surplus of at least $50 million. The property trustee will act as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939. Unless the property trustee has a principal place of business in the State of Delaware, and meets other legal requirements, we will appoint another trustee for each trust who meets these requirements to serve as the Delaware trustee.

We or any subsequent holder of the common securities will pay all fees and expenses related to the trusts and the offering of the preferred securities and will pay all ongoing costs and expenses of the trusts.

The property trustee of each trust is The Bank of New York Mellon Trust Company, N.A., 200 Ashford Center North, Suite 550, Atlanta, Georgia 30338. The Delaware trustee is BNY Mellon Trust of Delaware, and its address in the State of Delaware is 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809. The principal place of business of each trust is c/o Unum Group, 1 Fountain Square, Chattanooga, Tennessee 37402. The telephone number for each trust at that address is (423) 294-1011.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds we receive from the sale of these securities will be used for general corporate purposes, which may include:

•	reducing or refinancing debt;

•	funding investments in, or extensions of credit to, our subsidiaries;

•	financing possible acquisitions;

•	working capital; and

•	redeeming outstanding securities.

Pending such use, we may temporarily invest net proceeds in highly liquid assets.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges including our consolidated subsidiaries is computed by dividing earnings by fixed charges. The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown:

	Three Months Ended March 31	Year Ended December 31
	2015	2014	2013	2012	2011	2010
		(in millions of dollars, except ratios)
Earnings
Income Before Income Tax	$303.0	$542.0	$1,220.0	$1,265.6	$347.5	$1,322.8
Fixed Charges	44.5	184.1	175.1	169.8	165.5	163.1

Adjusted Earnings	$347.5	$726.1	$1,395.1	$1,435.4	$513.0	$1,485.9

Fixed Charges
Interest and Debt Expense, excluding Costs Related to Early Retirement of Debt	$37.8	$154.3	$149.4	$145.4	$143.3	$143.3
Interest Credited on Investment Products	3.1	14.3	10.2	9.7	9.4	8.9
Portion of Rents Deemed Representative of Interest	3.4	14.7	14.7	13.9	12.0	9.8
Other	0.2	0.8	0.8	0.8	0.8	1.1

Total Fixed Charges	$44.5	$184.1	$175.1	$169.8	$165.5	$163.1

Ratio of Earnings to Fixed Charges (1)	7.8	3.9	8.0	8.5	3.1	9.1

(1)	Effective January 1, 2015, we adopted an accounting standards update relating to investments in qualified affordable housing projects and applied the amendments retrospectively. Prior period results have been adjusted to reflect our retrospective adoption.

DESCRIPTION OF DEBT SECURITIES

General

Unless stated otherwise in the applicable prospectus supplement, the following summary outlines the material terms of the senior debt securities and the subordinated debt securities (including our junior subordinated debt securities), which we collectively refer to as the “debt securities,” that we may offer from time to time. The specific terms of any debt securities we may offer and the extent, if any, to which these general terms and provisions may or may not apply to the debt securities will be described in the prospectus supplement relating to the particular series of debt securities.

We will issue the senior debt securities under an indenture which we entered into with The Bank of New York Mellon Trust Company, N.A., as trustee, on August 23, 2012. We will issue the subordinated debt securities under an indenture, which we will enter into with The Bank of New York Mellon Trust Company, N.A., as trustee. Except for the subordination provisions included in the subordinated indenture, the indentures are substantially identical. The indentures are subject to and governed by the Trust Indenture Act, and we may supplement the indentures from time to time. The following description of the debt securities may not be complete and is subject to and qualified in its entirety by reference to either the senior indenture or the form of the subordinated indenture relating to the particular series of debt securities, each of which is an exhibit to the registration statement that contains this prospectus. Capitalized terms used but not defined in this description will have the meanings given to them in the indentures. Wherever we refer to particular sections or defined terms of the indentures, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus.

Terms

The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt, but will be subordinated to all of our existing and future secured indebtedness, if any. The indebtedness represented by the subordinated debt securities will rank junior in right of payment, under the terms contained in the subordinated indenture, and will be subject to our prior payment in full of our senior debt, all as described under “—Subordination.”

We may issue the debt securities, in one or more series from time to time, as our board of directors may establish by resolution or as we may establish in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities we previously issued. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities of the series, without the consent of the holders of the outstanding debt securities of that series. The debt securities may be denominated and payable in foreign currencies or units based on or related to foreign currencies. Special United States federal income tax considerations applicable to any debt securities denominated in foreign currencies will be described in the applicable prospectus supplement.

Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. Upon prior written notice, a trustee may be removed by act of the holders of a majority in principal amount of the outstanding debt securities of the series with respect to which the trustee acts as trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture unrelated to the trust administered by any other trustee. Except as otherwise stated in this prospectus, any action described in this prospectus to be taken by each trustee may only be taken by the trustee with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

You should refer to the applicable prospectus supplement relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•	the title of the debt securities of the series and whether the debt securities are senior debt securities or subordinated debt securities and, in the case of subordinated debt securities, whether they are junior subordinated debt securities;

•	the total principal amount of the debt securities of the series and any limit on the total principal amount;

•	the price (expressed as a percentage of the principal amount of the debt securities) at which we will issue the debt securities of the series;

•	the terms, if any, by which holders may convert or exchange the debt securities of the series into or for common stock or other of our securities or property;

•	if the debt securities of the series are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, the regular record dates if any, for the interest payments, or the method by which the dates shall be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of, and any premium, Make-Whole Amount (as defined in the indentures), interest or Additional Amounts (as defined in the indentures) on, the debt securities of the series will be payable, where the holders of the debt securities may surrender debt securities for conversion, transfer or exchange, and where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

•	if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

•	the period or periods during which, the price or prices (including any premium or Make-Whole Amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•	the date, if any, on or after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	the currency or currencies in which we will sell the debt securities of the series and in which the debt securities of the series will be denominated and payable;

•	whether the amount of payment of principal of, and any premium, Make-Whole Amount, or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•	whether the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities of the series are to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of certain events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the applicable indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions;

•	whether the debt securities of the series will be in registered or bearer form and the terms and conditions relating to the applicable form, and if in registered form, the denomination in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000 or a multiple of $5,000;

•	the applicability, if any, of the defeasance or covenant defeasance provisions described below under “—Discharge, Defeasance and Covenant Defeasance”;

•	any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any Additional Amounts as contemplated in the applicable indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay Additional Amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the Additional Amounts;

•	whether we may extend the interest payment periods and, if so, the terms of any extension;

•	if the principal amount payable on any maturity date will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date, or the manner of determining that amount;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities of the series on any securities exchange; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

The debt securities of a series may provide for less than their entire principal amount to be payable if we accelerate the maturity of the debt securities as a result of the occurrence and continuation of an event of default. If this is the case, the debt securities of such series would have what is referred to as “original issue discount.” Any special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities of a series from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on the applicable dates of the applicable currency, commodity, equity index or other factors.

Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be described in the applicable prospectus supplement.

The indentures do not contain any provisions that afford holders of the debt securities protection in the event we engage in a transaction in which we incur or acquire a large amount of additional debt.

Denominations, Interest, Registration and Transfer

Unless the applicable prospectus supplement states otherwise, debt securities we issue in registered form of any series will be issued in denominations of $1,000 and multiples of $1,000. Unless the applicable prospectus supplement states otherwise, debt securities we issue in bearer form will be issued in denominations of $5,000 and multiples of $5,000.

Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, Make-Whole Amount, or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, located at 200 Ashford Center North, Suite 550, Atlanta, Georgia 30338 as of the date of this prospectus. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States. We may at any time designate additional paying agents, remove any paying agents, or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies we pay to a paying agent for the payment of principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, subject to any applicable law. After this time, the holder of the debt security will be able to look only to us for payment.

Any interest we do not punctually pay on any interest payment date with respect to a debt security will be defaulted interest and will cease to be payable to the holder on the original regular record date and may either:

•	be paid to the holder at the close of business on a special record date for the payment of defaulted interest to be fixed by the applicable trustee; or

•	may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.

If the defaulted interest is to be paid on a special record date, notice of the special record date will be mailed to each holder of such debt security not less than ten days before the special record date.

Subject to certain limitations imposed on debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and with the same total principal amount and authorized denomination upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for conversion, transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge on any transfer or exchange of debt securities, but we may require payment by holders to cover any tax or other governmental charge payable in connection with the transfer or exchange.

If the applicable prospectus supplement refers to us designating a transfer agent (in addition to the applicable trustee) for any series of debt securities, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.

Neither we nor any trustee will be required to do any of the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•	exchange any debt security in bearer form that is selected for redemption, except a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form shall be simultaneously surrendered for redemption or exchange; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that is not to be repaid.

Form of Debt Securities

We will issue each debt security in global – i.e., book-entry – form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE.”

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. If we issue a debt security in bearer form, the applicable prospectus supplement will describe special provisions that apply to such securities.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or otherwise transfer all or substantially all of our assets to, or merge with or into, any other corporation or trust or entity provided that with respect to any series:

•	we are the survivor in the merger, or the survivor, if not us, expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, all of the outstanding debt securities of that series and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture applicable to such series;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction, as having been incurred by us or the subsidiary at the time of the transaction, there is no event of default under the indenture applicable to such series, and no event which, after notice or the lapse of time, or both, would become an event of default; and

•	certain other conditions that are described in the indenture applicable to such series are met.

Upon any such consolidation, merger, or sale, the successor corporation formed, or into which we are merged or to which we are sold, shall succeed to, and be substituted for, us under the indentures.

This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change of control included a merger or consolidation or transfer of all or substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a put or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Certain Covenants

The following set forth certain covenants applicable to debt securities, any of which may be modified or inapplicable to your debt securities to the extent set forth in the prospectus supplement applicable to your debt securities.

Existence. Except as permitted under “—Merger, Consolidation or Sale” above we will do or cause to be done all things necessary to preserve and keep our legal existence, rights and franchises in full force and effect; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of any debt securities.

Provision of Financial Information. We will file with the trustee, within 15 days of filing the same with the SEC, copies of our annual reports, quarterly reports and other documents we file with the SEC pursuant to such Section 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and we will promptly, upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder.

Waiver of Certain Covenants. We may choose not to comply with any term, provision or condition of the foregoing covenants, or with certain other terms, provisions or conditions with respect to the debt securities of a series (except any such term, provision or condition which could not be amended without the consent of all holders of such series), if before or after the time for compliance with the covenant, term, provision or condition, the holders of at least a majority in principal amount of all outstanding debt securities of the series either waive compliance in that instance or generally waive compliance with that covenant or condition. Unless the holders expressly waive compliance with a covenant and the waiver has become effective, our obligations and the duties of the trustee in respect of the term, provision, or condition will remain in full force and effect.

Covenants Relating to Junior Subordinated Debt Securities. In any subordinated indenture that governs the terms of the junior subordinated debt securities we issue to a trust, in connection with the issuance of trust securities, we will covenant that, so long as any preferred securities of the trust remain outstanding, if there has occurred any event that would constitute an event of default under the applicable trust guarantee or amended declaration or if we have extended the interest payment periods of the junior subordinated debt securities, we will not do any of the following:

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities we have issued which rank equally with or junior to the subordinated debt securities held by the applicable trust; or

•	make any guarantee payments on any obligations ranking equally with or junior to the subordinated debt securities held by the trust, except under the applicable trust guarantee, except for:

•

repurchases, redemptions or other acquisitions of shares of stock in connection with any employment agreement, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to any applicable extension period,

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock,

•	as a result of the exchange or conversion of any class or series of our capital stock for another class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock,

•	any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s plan, or the redemption or repurchase of rights pursuant thereto, or

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

Additional Covenants. Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as otherwise described in the applicable prospectus supplement, each of the following “Events of Default” set forth in the indentures will be applicable to each series of debt securities we may issue under those indentures:

(1)	we fail for 30 days to pay when due any installment of interest or any Additional Amounts payable on any debt security of that series;

(2)	we fail to pay the principal of, or any premium or Make-Whole Amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

(3)	we fail to make any sinking fund payment when due as required for any debt security of that series;

(4)	we default in the performance or breach of any other covenant or agreement we made in the indenture other than a covenant added to the indenture solely for the benefit of another series of debt securities, which has continued for 60 days after written notice as provided for in accordance with the applicable indenture by the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series;

(5)	we default under a bond, debenture, note or other evidence of indebtedness for money borrowed by us or any subsidiary of ours that we have guaranteed that has a principal amount outstanding that is more than $10,000,000 (other than non-recourse indebtedness), which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled within 30 days after written notice was provided to us in accordance with the indenture;

(6)	certain events of bankruptcy, insolvency or reorganization occur; and

(7)	any other event of default specified in the applicable prospectus supplement occurs.

If there is a continuing event of default under an indenture with respect to outstanding debt securities of a series, then the applicable trustee or the holders of not less than 25% of the total principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified in the terms of the debt securities of, and any premium or Make-Whole Amount on, all of the debt securities of, that series. However, at any time after a declaration of acceleration with respect to any or all debt securities of a series then outstanding has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration if:

•	we deposit with the applicable trustee all required payments of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the applicable debt securities, plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the nonpayment of accelerated principal, premium, Make-Whole Amount or other amounts or interest, with respect to the applicable debt securities have been cured or waived as provided in the indenture.

Each indenture also provides that the holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series may waive any past default with respect to those debt securities and its consequences, except a default consisting of:

•	our failure to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

•	a default relating to a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

The trustee is generally required to give notice to the holders of the debt securities of each affected series within 90 days of a default of which the trustee has actual knowledge under the applicable indenture unless the default has been cured or waived. The trustee may withhold a notice of default unless the default relates to:

•	our failure to pay the principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, a debt security of that series; or

•	any sinking fund installment for any debt security of that series, if the responsible officers of the trustee consider it to be in the interest of the holders.

Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the applicable trustee fails to act, for 60 days, after:

•	it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of indemnity reasonably satisfactory to the trustee; and

•	no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the series.

This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, debt securities at their respective due dates.

Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under any indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the applicable outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction.

Within 120 days after the close of each fiscal year, we must deliver to each trustee a certificate, signed by one of several specified officers, stating such officer’s knowledge of our compliance with all the conditions and covenants under the applicable indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status of the noncompliance.

Modification of the Indenture

Modification and amendment of an indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture which are affected by the modification or amendment, voting together as one class. However, no modification or amendment may, without the consent of the holder of each debt security affected, do any of the following:

•	change the stated maturity of the principal of, or any premium, Make-Whole Amount, installment of principal of, interest or Additional Amounts payable on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, any premium, Make-Whole Amount payable on redemption of or any Additional Amounts payable with respect to, any debt security;

•	reduce the amount of principal of an original issue discount security, indexed security or any Make-Whole Amount that would be due and payable upon declaration of acceleration of the maturity of an original issue discount security or indexed security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements contained in the applicable indenture;

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion or exchange rate or increase the conversion or exchange price of any security; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

We and the relevant trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to the covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change or eliminate any provisions of an indenture, provided that any such addition, change or elimination shall

•	become effective only when there are no outstanding debt securities of any series created prior to the change or elimination which are entitled to the benefit of the applicable provision, or

•	not apply to any outstanding debt securities created prior to the change or elimination;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of the debt securities into our common stock or other securities or property of ours;

•	to provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in an indenture;

•	to close an indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, an indenture under the Trust Indenture Act;

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities; or

•	to make any provisions with respect to the conversion or exchange rights of the holders of any debt securities, including providing for the conversion or exchange of any debt securities into any of our securities or property;

provided that, in each case above, the action does not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect.

Subordination

Unless otherwise indicated in the applicable prospectus supplement for a particular series of subordinated debt securities, the following subordinated provisions will apply to the subordinated debt securities.

The subordinated debt securities, including any junior subordinated debt securities we issue in connection with the issuance of any preferred securities by a trust, will be unsecured and subordinated in right of payment to all of our existing and future secured and senior indebtedness. As a result, upon any distribution to our creditors in a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior debt and our secured debt. Our obligation to make payments of the principal of and interest on the subordinated debt securities will not otherwise be affected.

We may not make payments of principal or interest on the subordinated debt securities at any time we are in default on any payment with respect to our senior debt, or we have defaulted on any of our senior debt resulting in the acceleration of the maturity of the senior debt beyond any applicable grace period, or if there is a judicial proceeding pending with respect to our default on our senior debt and we have received notice of the default. We may resume payments on the subordinated debt securities when the default is cured or waived if the subordination provisions of the subordinated indenture will permit us to do so at that time. After we have paid all of our senior debt in full, holders of subordinated debt securities will still be subrogated to the rights of holders of our senior debt for the amount of distributions otherwise payable to holders of the subordinated debt securities until the subordinated debt securities are paid in full.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

If payment or distribution on account of the subordinated debt securities of any character or security, whether in cash, securities or other property, is received by a holder of any subordinated debt securities, including any applicable trustee, in contravention of any of the terms of the applicable indenture and before all our senior debt has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, holders of our senior debt at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all senior debt in full.

Upon payment or distribution of assets to creditors upon insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to our company as a whole, whether voluntary or involuntary, the holders of all senior debt securities will first be entitled to receive payment in full before holders of the outstanding subordinated debt securities will be entitled to receive any payment in respect of the principal of, or premium, if any, or interest on, the outstanding subordinated debt securities.

After we have paid in full all sums we owe on our senior debt, the holders of the subordinated debt securities, if so issued, together with the holders of our obligations ranking on a parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the subordinated debt securities and the other obligations. After we have paid in full all sums we owe on the subordinated debt securities, the holders of the junior subordinated debt securities, together with the holders of our obligations ranking on a parity with the junior subordinated debt securities, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debt securities and the other obligations. We will make payment on the junior subordinated debt securities before we make any payment or other distribution, whether in cash, property or otherwise, on account of any capital stock or obligations ranking junior to our junior subordinated debt securities.

By reason of this subordination, if we become insolvent, holders of senior debt, as well as certain of our general creditors, may receive more, and holders of subordinated debt securities (including junior subordinated debt securities) may receive less, than our other creditors, including holders of any of our senior debt securities. This subordination will not prevent the occurrence of any event of default on the subordinated debt securities.

Senior debt is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the types of debt generally described below:

(1)	debt for money we have borrowed;

(2)	debt evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) whether or not given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

(3)	debt which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure our obligations, or to secure the payment of revenue bonds issued for our benefit, whether contingent or otherwise;

(4)	any debt of others described in the preceding clauses (1) through (3) which we have guaranteed or for which we are otherwise liable;

(5)	debt secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on our property;

(6)	our obligation as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease;

(7)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1) through (6); and

(8)	our obligations to make payments under the terms of financial instruments such as securities contracts and foreign currency exchange contracts, derivative instruments and other similar financial instruments;

provided, however, that, in computing our debt, any particular debt will be excluded if:

•	upon or prior to the maturity thereof, we have deposited in trust with a depositary, money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy that debt as it becomes due, and the amount so deposited will not be included in any computation of our assets; and

•	we have delivered an officers’ certificate to the trustee that certifies that we have deposited in trust with the depositary the sufficient amount.

Senior debt will exclude the following:

•	any debt referred to in paragraphs (1) through (6) above as to which, in the instrument creating or evidencing the debt or under which the debt is outstanding, it is provided that the debt is not superior in right of payment to our subordinated debt securities, or ranks equal with the subordinated debt securities;

•	our subordinated debt securities;

•	any debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;

•	debt to any employee of ours; and

•	all other junior subordinated debentures issued by us from time to time and sold to subsidiaries of ours, including any limited liability companies, partnerships or trust established or to be established by us, in each case where the subsidiary is similar in purpose to one of the trusts.

There is no limit on the amount of senior debt or other debt that we may incur in the subordinated indenture. At March 31, 2015, our senior debt aggregated approximately $2.2 billion.

Discharge, Defeasance and Covenant Defeasance

Unless the terms of a series of debt securities provide otherwise, under each indenture, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year). We can discharge these obligations by irrevocably depositing with the applicable trustee funds in such currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities including the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts payable on, the debt securities to the date of the deposit, if the debt securities have become due and payable or to the stated maturity or redemption date, as the case may be.

In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to be defeased and be discharged from any and all obligations with respect to the debt securities of that series; except our obligations to

•	pay any Additional Amounts upon the occurrence of certain tax and other events,

•	register the transfer or exchange of the debt securities,

•	replace temporary or mutilated, destroyed, lost or stolen debt securities,

•	maintain an office or agency for the debt securities, and

•	to hold moneys for payment in trust; or

•	to be defeased and discharged from our obligations with respect to the debt securities of that series described under “—Certain Covenants” or, if the terms of the debt securities of that series permit, our obligations with respect to any other covenant.

If we choose to defease and discharge our obligations under the covenants, any failure to comply with the obligations imposed on us by the defeased covenants will not constitute a default or an event of default with respect to the debt securities of that series. However, to make either election we must irrevocably deposit with the applicable trustee, in trust, an amount, in the currency or currencies in which the debt securities are payable, or in government obligations, or both, that will provide sufficient funds to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities, and any mandatory sinking fund or analogous payments on the debt securities, on the relevant scheduled due dates or upon redemption.

We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture;

•	any defeasance does not result in, or constitute, a breach or violation of an indenture or any other material agreement which we are a party to or obligated under; and

•	no event of default, or event that with notice will be an event of default, has occurred and is continuing with respect to any securities subject to a defeasance.

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of such series elects to receive payment in a currency in which the deposit was made in respect of the debt security; or

•	a conversion event (as defined below) occurs in respect of the currency in which the deposit was made,

the indebtedness represented by the debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt security, as they become due, out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the election or such cessation of usage based on the applicable market exchange rate.

Unless otherwise defined in the applicable prospectus supplement, “conversion event” means the cessation of use of:

•	a currency, currency unit or composite currency issued by the government of one or more countries other than the United States both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

Unless otherwise described in the applicable prospectus supplement, all payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.

In the event we effect covenant defeasance with respect to any series of debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than:

•	the event of default described in clause (4) of the first paragraph under “—Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series, or

•	the event of default described in clause (7) of the first paragraph under “—Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance,

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may describe further provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

The terms on which debt securities of any series are convertible into or exchangeable for our common stock or other securities or property will be set forth in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or manner for calculating a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

The terms may also include calculations pursuant to which the number of shares of our common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our common stock or other securities or property as of a time stated in the prospectus supplement. The conversion or exchange price of any debt securities of any series that are convertible into or exchangeable for our common stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as described in the applicable prospectus supplement.

Redemption of Debt Securities

If so specified in the applicable prospectus supplement, debt securities of any series may be wholly or partially redeemed at our option, at any time. The debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after the time that notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Governing Law

The indentures are governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is one of a number of banks with which we and certain of our subsidiaries maintain banking relationships in the ordinary course of business. The Bank of New York Mellon Trust Company, N.A., provides us and certain of our subsidiaries with custodial services in connection with our bond and stock portfolios, serves as trustee under the indentures involving certain of our existing debt securities, and its affiliate, The Bank of New York Mellon, is a lender under our revolving credit facility and also provides us with other general banking services. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under a series of senior debt securities or subordinated debt securities, or upon the occurrence of a default under another indenture under which The Bank of New York Mellon Trust Company, N.A. serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the applicable indenture. In that event, we would be required to appoint a successor trustee.

DESCRIPTION OF PREFERRED STOCK

The following outlines some of the provisions of the preferred stock that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC in connection with the issuance of any preferred stock.

General

Under our amended and restated certificate of incorporation, our board of directors is authorized, without stockholder approval, to adopt resolutions providing for the issuance of up to 25,000,000 shares of preferred stock, par value $.10 per share, in one or more series.

For each series of preferred stock the board of directors may fix the voting powers, designations, preferences and rights, and qualifications, limitations and restrictions of the series. The board will fix these terms by resolution adopted before we issue any shares of the series of preferred stock. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series.

In addition, as described under “DESCRIPTION OF DEPOSITARY SHARES,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by the board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased or decreased, but not below the number of shares of that series then outstanding, by resolution adopted by our board of directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class. No separate vote of the holders of any series of preferred stock is required for an increase or decrease in the number of authorized shares of that series.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, and for each share issued, a sum equal to the stated value will be credited to our preferred stock account. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock and each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to complete an acquisition of us without negotiating with our board.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holders’, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date of shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of these series and other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

Governing Law

The preferred stock will be governed by Delaware law.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement which we will file with the SEC in connection with any issuance of depositary shares.

Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary receipt represents a fraction of a share, or multiple shares, of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share, or multiple shares, of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will pay to holders of depositary shares the cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary upon redemption of the preferred stock. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock represented by depositary shares are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, to vote the shares as instructed by the holder. We will take all reasonable actions requested by the depositary in order to enable it to vote as a holder has instructed. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares or may vote them proportionately with instructions received.

Conversion or Exchange

If the prospectus supplement relating to the depositary shares states that the deposited preferred stock is convertible or exercisable or exchangeable, the following will apply. The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not yet been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other securities or property of us. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary registrar or transfer agent, or prejudices an important right of holders, it will become effective only with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	we and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	we and the depositary will not be liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	we and the depositary will not be liable if either of us exercises discretion permitted under the deposit agreement;

•	we and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we and the depositary will agree to indemnify each other under certain circumstances.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. The resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal.

Form of Preferred Stock and Depositary Shares

We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under “LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE.” All preferred stock will be issued in registered form.

We will issue depositary shares in book-entry form, to the same extent as we describe above for preferred stock. Depositary shares will be issued in registered form.

DESCRIPTION OF COMMON STOCK

The following briefly summarizes the provisions of our amended and restated certificate of incorporation and amended and restated bylaws that would be important to holders of our common stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws which are exhibits to the registration statement which contains this prospectus.

General

Under our amended and restated certificate of incorporation, we are authorized to issue a total of 725,000,000 shares of common stock having a par value of $.10 per share. As of March 31, 2015, 249,481,644 shares of common stock were outstanding. All outstanding shares of common stock are fully paid and nonassessable. The common stock is listed on The New York Stock Exchange.

Holders of common stock do not have any conversion, redemption, preemptive or cumulative voting rights. In the event of our dissolution, liquidation or winding-up, common stockholders will share ratably in any assets remaining after all creditors are paid in full, including holders of our debt securities, and after the liquidation preference of holders of preferred stock has been satisfied.

Dividends

Holders of common stock are entitled to participate equally in dividends when the board of directors declares dividends on shares of common stock out of funds legally available for dividends. The rights of holders of common stock to receive dividends are subject to the preferences of holders of preferred stock.

Voting Rights

Holders of common stock are entitled to one vote for each share held of record on all matters voted on by stockholders, including the election of directors.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, holders of common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of our creditors, all liabilities, and the total liquidation preferences of any outstanding shares of preferred stock.

Certain Provisions That May Have an Anti-Takeover Effect

Our amended and restated certificate of incorporation and amended and restated bylaws, and certain portions of Delaware law, contain certain provisions that may have an anti-takeover effect.

Board of Directors Classification. We are in the process of declassifying our board of directors, which is currently divided into three classes. Declassification, however, will not be completed until our 2016 annual meeting of stockholders, at which time all of our directors will be elected annually. Until our board of directors is completely declassified, certain provisions in our amended and restated certificate of incorporation could have the effect of slowing or impeding a change in membership of our board of directors that would effect a change in control.

Removal of Directors. Stockholders only have the right to remove directors by the affirmative vote of the holders of 80% of the votes entitled to be cast by holders of all outstanding voting stock voting as a single class; provided, however that until our 2016 annual meeting of stockholders directors may be removed only for cause.

Business Combination. We cannot enter into a business combination with a person who is an “interested stockholder” unless the business combination transaction is approved by a vote of not less than 80% of the votes entitled to be cast on the transaction, including a majority of the votes that are not the votes of the interested stockholder.

An “interested stockholder” is generally any person who owns, or has owned in the two-year period prior to the date in question, shares of our voting stock that represent 15% or more of the votes entitled to be cast by the holders of the shares of our outstanding voting stock.

A “business combination” is generally a merger or consolidation involving our company or any of our subsidiaries, a disposition of a substantial part of the assets or securities of our company, a liquidation or dissolution of our company, or a certain type of reclassification of our securities.

The supermajority vote requirements described above will not apply to business combinations with interested stockholders if the transaction has been approved by a majority of our directors (or their successors) who are not affiliates of the interested stockholder and were our directors before the interested stockholder became an interested stockholder.

We are also subject to restrictions imposed by Delaware law on transactions with interested stockholders. These restrictions are similar to the restrictions contained in our amended and restated certificate of incorporation described above. In order to engage in any transaction that is subject to the provisions of our amended and restated certificate of incorporation or the provisions of Delaware law, the requirements of both the amended and restated certificate of incorporation and Delaware law must be satisfied.

Special Meetings of Stockholders. Only our Chairman of the Board, our Chief Executive Officer or our President may call a special meeting of our stockholders and these meetings are to be called by any such officer at the written request of a majority of the board of directors.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings. Our amended and restated bylaws establish advance notice procedures for stockholder proposals concerning nominations for election to the board of directors and new business to be brought before meetings of stockholders. These procedures require that notice of such stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. To be timely, we must receive the notice at our principal executive offices within certain dates prior to the anniversary date of the annual meeting of stockholders before the one in which the stockholder proposal is to be considered. The notice must contain information required by the amended and restated bylaws. These provisions make it procedurally more difficult for a stockholder to place a proposed nomination or new business proposal on the meeting agenda and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management.

Action of Stockholders Without a Meeting. Any action of our stockholders may be taken at a meeting only and may not be taken by written consent.

Amendment of Certificate of Incorporation. For us to amend our amended and restated certificate of incorporation, Delaware law requires that our board of directors adopt a resolution setting forth any amendment, declare the advisability of the amendment and call a stockholders’ meeting to adopt the amendment. Generally, amendments to our amended and restated certificate of incorporation require the affirmative vote of a majority of our outstanding stock. As described below, however, certain amendments to our amended and restated certificate of incorporation may require a supermajority vote.

The vote of the holders of not less than 80% of the votes entitled to be cast is required to adopt any amendment to our amended and restated certificate of incorporation that relates to the provisions of our amended and restated certificate of incorporation that govern the following matters:

•	management of our business by the directors, the number of directors, and the process by which we are declassifying our board of directors;

•	the ability of our stockholders to act by written consent and to inspect our accounts, books and records; and

•	the power of the board of directors and the stockholders to amend the bylaws.

The vote of the holders of not less than 80% of the votes entitled to be cast, including the majority of the votes that are not the votes of an interested stockholder, is required to adopt any amendment to our amended and restated certificate of incorporation that relates to the provisions of our amended and restated certificate of incorporation that govern the following matters:

•	“business combinations” with interested stockholders; and

•	the supermajority vote requirements for amending the amended and restated certificate of incorporation.

These supermajority vote provisions for amending the amended and restated certificate of incorporation do not apply if the amendment is recommended by a majority of our directors (or their successors) who are not affiliates of an interested stockholder and were our directors before the interested stockholder became an interested stockholder.

The provisions described above may discourage attempts by others to acquire control of us without negotiation with our board of directors. This enhances our board of directors’ ability to attempt to promote the interests of all of our stockholders. However, to the extent that these provisions make us a less attractive takeover candidate, they may not always be in our best interests or in the best interests of our stockholders. None of these provisions is the result of any specific effort by a third party to accumulate our securities or to obtain control of us by means of merger, tender offer, solicitation in opposition to management or otherwise.

Restriction on Ownership Under Insurance Laws

Most states, including the states in which our insurance company subsidiaries are domiciled, have laws and regulations that require regulatory approval of a change in control of an insurer or an insurer’s holding company. Where such laws and regulations apply to us and our insurance company subsidiaries, there can be no effective change in control unless the person seeking to acquire control has filed a statement with specified information with the insurance regulators and has obtained prior approval for the proposed change in control from such regulators. The usual measure for a presumptive change in control pursuant to these laws is the acquisition of 10% or more of the voting stock of an insurance company or its parent, although this presumption is rebuttable. Consequently, a person may not acquire, including by purchases of shares in this offering, 10% or more of our common stock without the prior approval of the insurance regulators in the states in which we and our insurance company subsidiaries are domiciled.

Transfer Agent and Registrar

The transfer agent and registrar for shares of the common stock is Computershare Investor Services.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further material terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement which we will file with the SEC in connection with any issuance of warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which we will issue the warrants;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether we will issue the warrants in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula contained in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events. We may issue the stock purchase contracts in such amounts and in as many distinct series as we wish.

The stock purchase contracts may be entered into separately or as a part of units consisting of a stock purchase contract and a beneficial interest in other securities described in this prospectus or of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase contracts, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

The applicable prospectus supplement will describe the material terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the material terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF PREFERRED SECURITIES OF THE TRUSTS

General

The following summary outlines the material terms and provisions of the preferred securities that the trusts may offer. The particular material terms of any preferred securities a trust offers and the extent, if any, to which these general terms and provisions may or may not apply to the preferred securities will be described in the applicable prospectus supplement.

Each trust will issue the preferred securities under an amended declaration, which we will enter into with the trustees. The amended declaration for each trust is subject to and governed by the Trust Indenture Act, and The Bank of New York Mellon Trust Company, N.A., an independent trustee, will act as property trustee under each amended declaration for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will be those contained in the applicable amended declaration and those made part of the amended declaration by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of amended declaration, which is an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act.

Terms

Each amended declaration will provide that a trust may issue, from time to time, only one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by us. The terms of the preferred securities, as a general matter, will mirror the terms of the junior subordinated debt securities that we will issue to a trust in exchange for the net proceeds of the sales of the trust securities. If we fail to make a payment on the junior subordinated debt securities, the trust holding those securities will not have sufficient funds to make related payments, including distributions, on its preferred securities.

You should refer to the applicable prospectus supplement relating to the preferred securities for specific terms of the preferred securities, including, but not limited to:

•	the distinctive designation of the preferred securities;

•	the total and per security liquidation amount of the preferred securities;

•	the annual distribution rate, or method of determining the rate at which the trust issuing the securities will pay distributions, on the preferred securities and the date or dates from which distributions will accrue;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•	whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

•	the right, if any, to defer distributions on the preferred securities upon extension of the interest payment period of the related junior subordinated debt securities;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

•	the amount or amounts which will be paid out of the assets of the trust issuing the securities to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust issuing the securities;

•	any obligation of the trust issuing the securities to purchase or redeem preferred securities and the terms and conditions relating to any redemption obligation;

•	any voting rights of the preferred securities;

•	certain U.S. federal income tax considerations;

•	any terms and conditions upon which the junior subordinated debt securities held by the trust issuing the securities may be distributed to holders of preferred securities;

•	if the preferred securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of each trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	whether the preferred securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

•	any securities exchange on which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with the amended declaration or with applicable law.

We will guarantee the preferred securities to the extent described below under “DESCRIPTION OF TRUST GUARANTEES.” Our guarantee, when taken together with our obligations under the junior subordinated debt securities and the related subordinated indenture, and our obligations under the amended declaration, would provide a full and unconditional guarantee of amounts due on any preferred securities. Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in an applicable prospectus supplement, each amended declaration states that each trust will be dissolved:

•	on the expiration of the term of that trust;

•	upon our bankruptcy, dissolution or liquidation;

•	upon our written direction to the property trustee to dissolve the trust and distribute the related junior subordinated debt securities directly to the holders of the trust securities;

•	upon the redemption of all of the preferred securities in connection with the redemption of all of the related junior subordinated debt securities; or

•	upon entry of a court order for the dissolution of the trust.

Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after a trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities issued by that trust will be entitled to receive:

•	the related junior subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

•	if any distribution of the related junior subordinated debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

If a trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by that trust on its preferred and common securities will be paid on a pro rata basis. However, if certain payment events of default under the subordinated indenture have occurred and are continuing with respect to any series of related junior subordinated debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

The following will be events of default under each amended declaration:

•	an event of default under the subordinated indenture occurs with respect to any related series of junior subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

If an event of default with respect to a related series of junior subordinated debt securities occurs and is continuing under the subordinated indenture, and the subordinated indenture trustee or the holders of not less than 25% in principal amount of the related junior subordinated debt securities outstanding fail to declare the principal amount of all of such junior subordinated debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities of the trust holding the junior subordinated debt securities, will have the right to declare such principal amount immediately due and payable by providing written notice to us, the applicable property trustee and the subordinated indenture trustee. The existence of an event of default does not entitle the holders of affected preferred securities to accelerate the maturity of the affected preferred securities.

At any time after a declaration of acceleration has been made with respect to a related series of junior subordinated debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred securities may rescind any declaration of acceleration with respect to the related junior subordinated debt securities and its consequences:

•	if we deposit with the subordinated indenture trustee funds sufficient to pay all overdue principal of and premium and interest on the related junior subordinated debt securities and other amounts due to the subordinated indenture trustee and the property trustee; and

•	if all existing events of default with respect to the related junior subordinated debt securities have been cured or waived except non-payment of principal on the related junior subordinated debt securities that has become due solely because of the acceleration.

The holders of a majority in liquidation amount of the affected preferred securities may waive any past default under the subordinated debenture indenture with respect to related junior subordinated debt securities, other than a default in the payment of principal of, or any premium or interest on, any related junior subordinated debenture or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related junior subordinated debenture. In addition, the holders of at least a majority in liquidation amount of the affected preferred securities may waive any past default under the amended declaration.

The holders of a majority in liquidation amount of the affected preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the amended declaration.

A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the property trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder, if we fail to pay principal and any premium or interest on the related series of junior subordinated debt securities when payable.

We are required to furnish annually, to the property trustee for each trust, officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and each trust are not in default under the applicable amended declaration or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trust

No trust may merge with or into, amalgamate, consolidate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described in “—Liquidation Distribution Upon Dissolution.” A trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding preferred securities or the other trustees of that trust, merge with or into, amalgamate, consolidate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust relating to its preferred securities, or

•	substitutes for the trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust;

•	the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded;

•	the transaction does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

•	the transaction does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust that issued the securities;

•	prior to the transaction, we shall provide to the property trustee an opinion of counsel from a nationally recognized law firm stating that:

•	the transaction does not adversely affect the rights, preferences and privileges of the holders of the trust’s preferred securities in any material respect, and

•	following the transaction, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	we own or our permitted transferee owns, all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred securities guarantee.

In addition, unless all of the holders of the preferred securities approve otherwise, no trust may consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause that trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred securities will have no voting rights except as discussed below and under “—Amendment to an Amended Declaration” and “DESCRIPTION OF TRUST GUARANTEES—Modification of the Trust Guarantee; Assignment” and as otherwise required by law.

If any proposed amendment to an amended declaration provides for, or the trustees of a trust otherwise propose to effect:

•	any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect, whether by way of amendment to the amended declaration or otherwise; or

•	the dissolution, winding-up or termination of a trust other than pursuant to the terms of the amended declaration,

then the holders of the affected preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred securities.

Without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the preferred securities issued by a trust, the trustees of that trust may not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee for any related junior subordinated debt securities or direct the exercise of any trust or power conferred on the property trustee with respect to the related junior subordinated debt securities;

•	waive any default that is waivable under the subordinated indenture with respect to any related junior subordinated debt securities;

•	cancel an acceleration of the principal of the related junior subordinated debt securities; or

•	consent to any amendment, modification or termination of the subordinated indenture or any related junior subordinated debt securities where consent is required.

However, if a consent under the subordinated indenture requires the consent of each affected holder of the related junior subordinated debt securities, then the property trustee must obtain the prior consent of each holder of the preferred securities of the trust that holds the related junior subordinated debt securities. In addition, before taking any of the foregoing actions, we will provide to the property trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

The property trustee will notify all preferred securities holders of a trust of any notice of default received from the subordinated indenture trustee with respect to the junior subordinated debt securities held by that trust.

Any required approval of the holders of preferred securities may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The applicable property trustee will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder’s registered address at least 15 days and not more than 90 days before the meeting.

No vote or consent of the holders of the trust securities will be required for a trust to redeem and cancel its trust securities in accordance with its amended declaration.

Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, any trustee or any affiliate of a trustee or ours will, for purposes of any vote or consent, be treated as if they were not outstanding. Preferred securities held by us or any of our affiliates may be exchanged for related junior subordinated debt securities at the election of the holder.

Amendment to an Amended Declaration

An amended declaration may be amended from time to time by us and the property trustee and the administrative trustees of each trust without the consent of the holders of the preferred securities of that trust to:

•	cure any ambiguity or correct or supplement any provision which may be inconsistent with any other provisions with respect to matters or questions arising under the amended declaration, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities in any material respect; or

•	modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the junior subordinated debt securities held by the trust are treated as indebtedness for United States federal income tax purposes or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940.

Other amendments to an amended declaration may be made by us and the trustees of that trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of that trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the junior subordinated debt securities held by the trust as indebtedness for United States federal income tax purposes or affect the trust’s exemption from the Investment Company Act of 1940.

Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of each trust, an amended declaration may not be amended to:

•	change the amount or timing of any distribution on the common or preferred securities of a trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

In addition, no amendment may be made to an amended declaration if the amendment would:

•	cause a trust to be taxable as a corporation or characterized as other than a grantor trust for United States federal income tax purposes;

•	cause the junior subordinated debt securities held by a trust to not be treated as indebtedness for United States federal income tax purposes;

•	cause a trust to be deemed to be an investment company required to be registered under the Investment Company Act of 1940; or

•	impose any additional obligation on us without our consent.

Removal and Replacement of Trustees

The holder of a trust’s common securities may, upon prior written notice, remove or replace any of the administrative trustees and, unless an event of default has occurred and is continuing under the subordinated indenture, the property and Delaware trustee of the trust. If an event of default has occurred and is continuing under the subordinated indenture, only the holders of a majority in liquidation amount of the trust’s preferred securities may remove or replace the property trustee and Delaware trustee. The resignation or removal of any trustee will be effective only upon the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable amended declaration.

Merger or Consolidation of Trustees

Any entity into which a property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable amended declaration; provided, however, that the entity shall be otherwise qualified and eligible.

Information Concerning the Property Trustee

For matters relating to compliance with the Trust Indenture Act, the property trustee for each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a default under an amended declaration, undertakes to perform only the duties as are specifically set forth in the amended declaration and, after a default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by an amended declaration at the request of any holder of the preferred securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in an amended declaration or is unsure of the application of any provision of the amended declaration, and the matter is not one on which the holders of the preferred securities are entitled to vote, then the property trustee will deliver notice to us requesting written instructions as to the course of action to be taken and the property trustee will take or refrain from taking that action as instructed. If we do not provide these instructions within ten business days, then the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred and common securities. In this event, the property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

The Bank of New York Mellon Trust Company, N.A., which is the property trustee for each trust, also serves as the senior indenture trustee, the subordinated indenture trustee and the guarantee trustee under each trust guarantee described below. We and certain of our subsidiaries maintain banking relationships with The Bank of New York Mellon Trust Company, N.A. and certain of its affiliates, which are described above under “DESCRIPTION OF DEBT SECURITIES—Concerning the Trustee.”

Miscellaneous

The administrative trustees of each trust are authorized and directed to conduct the affairs of and to operate each trust in such a way so that:

•	each trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

•	the junior subordinated debt securities held by each trust will be treated as indebtedness of ours for United States federal income tax purposes; and

•	each trust will not be deemed to be an investment company required to be registered under the Investment Company Act of 1940.

We and the trustees of each trust are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust or amended declaration, that we and the trustees determine to be necessary or desirable for the above purposes.

Registered holders of the preferred securities have no preemptive or similar rights.

A trust may not incur indebtedness or place a lien on any of its assets.

Governing Law

Each amended declaration and the preferred securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

Description of the Expense Agreement

We will execute an expense agreement at the same time that a trust issues the preferred securities. Under the expense agreement, we will irrevocably and unconditionally guarantee to each creditor of each trust the full amount of that trust’s costs, expenses and liabilities, other than the amounts owed to holders of its preferred and common securities pursuant to the terms of those securities. Third parties will be entitled to enforce the expense agreement. The expense agreement, once executed, will be filed with the SEC on Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

Our obligation under an expense agreement will be subordinated in right of payment to the same extent as the trust guarantees. The expense agreement will contain provisions regarding amendment, termination, assignment, succession and governing law similar to those contained in the trust guarantees.

DESCRIPTION OF TRUST GUARANTEES

The following describes the material terms and provisions of the trust guarantees which we will execute and deliver for the benefit of the holders from time to time of preferred securities. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act, and The Bank of New York Mellon Trust Company, N.A., an independent trustee, will act as indenture trustee under each trust guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each trust guarantee will be those contained in each trust guarantee and those made part of each trust guarantee by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of trust guarantee, which is an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each trust guarantee will be held by the guarantee trustee of each trust for the benefit of the holders of the preferred securities.

General

We will irrevocably and unconditionally agree to pay the following payments or distributions with respect to preferred securities, in full on a subordinated basis, to the holders of the preferred securities, as and when they become due regardless of any defense, right of set-off or counterclaim that a trust may have except for the defense of payment:

•	any accrued and unpaid distributions which are required to be paid on the preferred securities, to the extent the trust that issued the securities does not make such payments or distributions but has sufficient funds available to do so;

•	the redemption price and all accrued and unpaid distributions to the date of redemption with respect to any preferred securities called for redemption, to the extent the trust that issued the securities does not make such payments or distributions but has sufficient funds available to do so; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust that issued the securities (other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of:

•	the total liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the trust that issued the securities does not make such payments or distributions but has sufficient funds available to do so, and

•	the amount of assets of the trust that issued the securities remaining available for distribution to holders of such preferred securities in liquidation of the trust.

Our obligation to make a payment under a trust guarantee may be satisfied by our direct payment of the required amounts to the holders of preferred securities to which the trust guarantee relates or by causing the applicable trust to pay the amounts to the holders.

Modification of the Trust Guarantee; Assignment

Except with respect to any changes which do not adversely affect the rights of holders of preferred securities in any material respect (in which case no vote will be required), each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred securities will be described in the applicable prospectus supplement. All guarantees and agreements contained in each trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding preferred securities to which the trust guarantee relates.

Termination

Each trust guarantee will terminate when any of the following has occurred:

•	all preferred securities to which the trust guarantee relates have been paid in full or redeemed in full by us, the trust that issued the securities or both;

•	the junior subordinated debt securities held by the trust that issued the securities have been distributed to the holders of the preferred securities; or

•	the amounts payable in accordance with the applicable amended declaration upon liquidation of the trust that issued the securities have been paid in full.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities to which the trust guarantee relates must restore payment of any amounts paid on the preferred securities or under the trust guarantee.

Events of Default

An event of default under a trust guarantee will occur if we fail to perform any of our payment obligations under a trust guarantee or we fail to perform any other obligation under a trust guarantee and the failure to perform such other obligation continues for 60 days.

Each trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee. If the guarantee trustee fails to enforce the trust guarantee, any holder of preferred securities to which the trust guarantee relates may institute a legal proceeding directly against us to enforce the holder’s rights under the trust guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or anyone else. If we do not make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment.

Status of the Trust Guarantees

Each trust guarantee will be our general unsecured obligation and will rank subordinate and junior in right of payment, and will be subject to our prior payment in full of our senior debt as described under “DESCRIPTION OF DEBT SECURITIES—Subordination.”

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of a trust guarantee relating to the subordination. As of March 31, 2015, we had approximately $2.2 billion of indebtedness that would rank senior to a trust guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, prior to the occurrence of a default with respect to a trust guarantee, undertakes to perform only those duties as are specifically contained in the trust guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The guarantee trustee is under no obligation to exercise any of the powers vested in it by the applicable trust guarantee at the request of any holder of preferred securities to which the trust guarantee relates, unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities which it might incur by exercising these powers; however the guarantee trustee will not be, upon the occurrence of an event of default under the applicable trust guarantee, relieved from exercising the rights and powers vested in it by such trust guarantee.

Governing Law

The trust guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES AND THE TRUST GUARANTEES

As long as we may make payments of interest and any other payments when they are due on the junior subordinated debt securities held by a particular trust, those payments will be sufficient to cover distributions and any other payments due on the trust securities issued by that trust because of the following factors:

•	the total principal amount of the junior subordinated debt securities held by the trust will be equal to the total stated liquidation amount of the trust securities issued by the trust;

•	the interest rate and the interest payment dates and other payment dates on the junior subordinated debt securities held by the trust will match the distribution rate and distribution payment dates and other payment dates for the trust securities issued by the trust;

•	we will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trust (other than obligations under the trust securities); and

•	each amended declaration will further provide that the trustees shall not take or cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust, which consist solely of issuing the trust securities, investing in the junior subordinated debt securities and anything necessary or incident to those activities.

We will guarantee payments of distributions, to the extent the trust obligated to pay those distributions has sufficient funds available to make the payments due on the preferred securities, to the extent described under “DESCRIPTION OF TRUST GUARANTEES.” If we do not make interest payments on the junior subordinated debt securities held by a trust, that trust will not have sufficient funds to pay distributions on the preferred securities. Each trust guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that we have made a payment of interest or principal on the junior subordinated debt securities held by the trust as its sole asset. If we have not made such a payment, the remedy of a holder of any preferred securities is to institute a legal proceeding directly against us pursuant to the terms of the subordinated debt indenture for enforcement of our obligations under the corresponding subordinated debt securities. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior indebtedness. However, we believe that the trust guarantees, when taken together with our obligations under the junior subordinated debt securities and the subordinated indenture and our obligations under the amended declarations, including our obligations to pay the costs, expenses, debts and liabilities of the trusts, provide a full and unconditional guarantee of payment on the preferred securities.

A holder of preferred securities may sue us to enforce its rights under the trust guarantee which relates to the holder’s preferred securities without first suing the guarantee trustee, the trust or any other person or entity.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global – i.e., book-entry – form. First we describe the differences between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each debt security, warrant, purchase contract, unit, share of preferred stock and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We or the trusts, as applicable, will issue each security in book-entry form only, unless otherwise specified in the applicable prospectus supplement. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we or the trusts will recognize only the depositary as the holder of the securities and we or the trusts will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future, we or the trusts, as applicable, may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or the trusts will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we or the trusts will make all payments on those securities, including deliveries of any property other than cash, to them. The institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, the obligations of the trusts, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us or the trusts, the trustee or any of those agents, run only to the holders of the securities. Neither we nor the trusts have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we or the trusts, as applicable, are issuing the securities only in global form.

For example, once we or the trusts, as applicable, make a payment or give a notice to the holder, we or the trusts, as applicable, will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we or the trusts want to obtain the approval of the holders for any purpose – e.g., to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture – we or the trusts would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Each security issued in book-entry form will be represented by a global security that we or the trusts deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we or the trusts select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. If your securities are issued in the form of global securities, the depositary or depositaries for your securities will be named in the applicable prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We or the trusts may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a “master global security.” The applicable prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we or the trusts may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

The depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

Special Investor Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We or the trusts, as applicable, do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trusts, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trusts, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We or the trusts, as applicable, do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we or the trusts, as applicable, issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us or the trusts. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us, the trusts or our agent to prepare the requested certificate.

In addition, in a few special situations described below, the global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us or a trust that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we or the trust, as applicable, do not appoint another institution to act as depositary within the time provided for in the indenture or other agreement;

•	if we or a trust notify the trustee, warrant agent or unit agent, as applicable, that we or the trust wish to terminate that global security; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to those securities and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us or a trust to terminate a global security, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

If a global security is terminated, only the depositary, and not we, any trust, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be despositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. Neither we nor the trusts have control over those systems or their participants, and neither we nor the trusts take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION

We and the trusts may offer and sell the securities to or through underwriters or dealers for resale, and also may offer and sell the securities directly to other purchasers or through designated agents or a combination of these methods. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may also use this prospectus in connection with any rescission offer for securities described in this prospectus on the terms and conditions described in the applicable prospectus supplement.

Distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We and the trusts may solicit offers to purchase securities directly from the public from time to time. We and the trusts also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of the securities through any of these methods or other methods described in the applicable prospectus supplement.

In connection with the sale of securities, underwriters may receive compensation from us or a trust or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or a trust, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described as required in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We and the trusts may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we and the trusts will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We and the trusts may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and the trusts against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of ours in the ordinary course of business.

If so indicated in an applicable prospectus supplement, we and/or a trust may authorize dealers acting as our or its agents to solicit offers by institutions to purchase the securities from us or it at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us and/or a trust. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. The prospectus supplement will state any commission payable for solicitation of these offers.

We and our designated agents or dealers, if any, may also use this prospectus in connection with a rescission offer with respect to any securities described in this prospectus. The accompanying prospectus supplement will describe the terms and conditions of any rescission offer.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities issued by us will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. The validity of the securities issued by the trusts will be passed upon for the trusts and us by Richards, Layton & Finger, P.A., Wilmington, Delaware.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.